UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Ryman Hospitality Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2016

Dear Fellow Stockholder:

I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders of Ryman Hospitality Properties, Inc., which will be held at 10:00 a.m. local time on Thursday, May 5, 2016 at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee. The doors will open at 9:30 a.m. local time. Our directors and management team will be available to answer questions.

We describe in detail the proposals to be introduced at the annual meeting in the attached Notice of Annual Meeting, Proxy Statement and proxy card. Our 2015 Annual Report to Stockholders, which is not a part of our proxy solicitation materials, is also enclosed. We encourage you to read our Annual Report.

We hope you will be able to join us. Whether or not you plan to attend, you can ensure your shares are represented and voted at the meeting by promptly voting and submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card. Voting instructions are included on the enclosed proxy card. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Thank you for your continued interest in Ryman Hospitality Properties, Inc., and we look forward to seeing you at the meeting.

Sincerely,

Colin V. Reed

Chief Executive Officer &

Chairman of the Board of Directors

2016 NOTICE OF MEETING AND PROXY STATEMENT

Ryman Hospitality Properties, Inc.

Notice of Annual Meeting of Stockholders

Thursday, May 5, 2016 10 a.m. local time	Gaylord Opryland Resort & Convention Center 2800 Opryland Drive Nashville, Tennessee 37214	Record Date The close of business March 17, 2016

Items of Business

•	To elect the nine nominees identified in this proxy statement for a one-year term as directors;
•	To approve, on an advisory basis, our executive compensation;
•	To approve the 2016 Omnibus Incentive Plan;
•	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2016; and
•	To conduct any other business if properly raised.

You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number, by using the Internet or in person at the meeting.

Your vote is important to us. We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card in the envelope provided, or vote by calling the toll-free number or using the Internet — even if you plan to attend the meeting. You may revoke your proxy at any time before the completion of voting for the annual meeting.

You will find instructions on how to vote beginning on page 7. Most stockholders vote by proxy and do not attend the meeting in person. However, you are entitled to attend the meeting if you were a stockholder of record or a beneficial holder as of the close of business on March 17, 2016, or if you are an authorized representative of any such stockholder or beneficial holder.

By Order of the Board of Directors of Ryman Hospitality Properties, Inc.,

Scott J. Lynn, Secretary

Nashville, Tennessee

March 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 5, 2016. This proxy statement and our 2015 annual report to stockholders are available on the internet at:

www.rymanhp.com/investorrelations/proxymaterials.htm

On this site, you will be able to access this proxy statement, our 2015 annual report to stockholders and our annual report on Form 10-K for the fiscal year ended December 31, 2015, and all amendments or supplements (if any).

2016 NOTICE OF MEETING AND PROXY STATEMENT

2016 NOTICE OF MEETING AND PROXY STATEMENT

2016 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, so please read the entire proxy statement before voting. Additionally, for more complete information about our 2015 financial performance, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Ryman Hospitality Properties, Inc. Annual Meeting of Stockholders

Time and Date:	10:00 a.m., local time, May 5, 2016
Place:	Gaylord Opryland Resort & Convention Center 2800 Opryland Drive Nashville, Tennessee 37214
Record Date:	March 17, 2016
Number of Common Shares Eligible to Vote at the Meeting (and Record Holders) as of the Record Date:	50,917,253 (1,558 holders of record)
Company Principal Executive Offices:	One Gaylord Drive Nashville, Tennessee 37214
Date of First Mailing of Proxy Statement and Accompanying Materials to Stockholders:	March 29, 2016

Voting Matters

Matter		Board Recommendation	Page Reference
Proposal 1:	Election of the Nine Nominees for Director Identified in this Proxy Statement	FOR each director nominee	12
Proposal 2:	Advisory Vote on Executive Compensation	FOR	18
Proposal 3:	Approve the 2016 Omnibus Incentive Plan	FOR	19
Proposal 4:	Ratification of Independent Registered Public Accounting Firm for 2016	FOR	24

Director Nominees

Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Michael J. Bender	54	2004	Chief Operating Officer – Global eCommerce, Wal-Mart Stores, Inc.	Audit (Chair)	-
Rachna Bhasin	43	2016	Chief Business Officer, Magic Leap, Inc.	-	-
William F. Hagerty, IV	56	2016	Co-Founder & Managing Director, Hagerty, Peterson and Company	Audit	Pinnacle Financial Partners Inc.; RenaissanceRe Holdings Ltd.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Ellen Levine	73	2004	Editorial Director, Hearst Magazines	Human Resources; Nominating & CG	-
Patrick Q. Moore	46	2015	EVP, Chief Strategy & Corporate Development Officer, YP Holdings	Audit	-
Robert S. Prather, Jr.	71	2009	President & CEO, Heartland Media, LLC	Human Resources	Diebold, Inc.; GAMCO Investors, Inc.; Southern Community Newspapers, Inc.
Colin V. Reed	68	2001	Chief Executive Officer and Chairman of the Board of Directors, Ryman Hospitality Properties, Inc.	-	First Horizon National Corporation
Michael D. Rose	74	2001	Private Investor	Audit (Financial Expert)	General Mills, Inc.
Michael I. Roth	70	2004	Chairman and Chief Executive Officer, Interpublic Group of Companies	Human Resources (Chair); Nominating & CG	The Interpublic Group of Companies; Pitney Bowes, Inc. (non- executive chairman)

Company Highlights

Total Stockholder Return

As shown in the table below, we have delivered significant value to our stockholders over the last one, three and five years, based on total stockholder return, or TSR(1).

(1)	TSR is equal to stock price appreciation plus dividends, with dividends reinvested quarterly. For more information with respect to the comparison of our TSR with that of the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the applicable time periods, please see the Compensation Discussion and Analysis on page 34.

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Financial Highlights

We believe that our results in 2015 reflect the continued strength of our Hospitality business, particularly the group meetings sector in which we focus. In 2015, we also experienced significant growth in our Entertainment business from the prior year, which reflected our investments in this business and the popularity of Nashville as a tourist destination. Our 2015 financial highlights included:

Increased Revenues	Increased Profitability	Dividend Growth
$1.1 billion in total revenue (up 4.9% from 2014) $987.6 million of Same- store Hospitality segment revenue (up 3.5% from 2014) (2)	$313 million of Same-store Hospitality segment Adjusted EBITDA (up 9.5% from 2014) (2) (3) 31.7% Same-store Hospitality segment Adjusted EBITDA margin (up 1.7 basis points from 2014) (3)	$2.70 per share annual cash dividend in 2015 (up 22.7% from 2014) $138 million in total cash dividends (paid for 2015 fiscal year)

We believe that, as a result of our efforts in 2015, we are better able to meet our corporate objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2015 financial and operating performance in the Compensation Discussion and Analysis beginning on page 34.

(2)	Same-store results exclude the results associated with our AC Hotel at National Harbor, which opened in April 2015.
(3)	Same-store Hospitality segment Adjusted EBITDA and Same-store Hospitality segment Adjusted EBITDA margin are non-GAAP financial measures. For a definition of the non-GAAP financial measures used herein, an explanation of why we believe these measures present useful information to investors and a reconciliation of these measures to the most comparable GAAP financial measure, see Appendix A.

Compensation Highlights

Objectives

In order to achieve our corporate strategic objectives, we provide for a range of compensation levels for our named executive officers, or NEOs, with the intent of rewarding strong performance and reducing compensation when our performance objectives are not achieved. We believe that our compensation programs provide a suitable balance between long- and short-term compensation and have an appropriate performance-based and “at risk” component.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Program Summary

The key elements of the compensation program for our NEOs are:

Compensation Element	Key Characteristics	2015 Compensation Decisions	Percentage of 2015 Target Total Compensation(4)
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.	Our CEO received a 10.3% increase in base salary, and our other NEOs received base salary increases ranging from 3.0% to 9.2%.	• 19% of our CEO’s target total compensation. • 30% of our other NEOs’ target total compensation (on average).
Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives.	Annual short-term cash incentives were paid at 107% of the “target” payout level due to our financial performance (and, in the case of our CEO, the achievement of designated strategic objectives). Each NEO also received additional cash incentive compensation in recognition of his contribution to our operating and financial performance.	• 28% of our CEO’s target total compensation. • 24% of our other NEOs’ target total compensation (on average).
Long-Term Equity Incentive Compensation	• Variable compensation. • Performance-based RSUs vesting over a three-year performance period. • Time-based RSUs vesting ratably over four years.	Annual long-term equity incentive compensation to our NEOs was approximately 50% in the form of performance-based RSUs and 50% in the form of time-based RSUs (with promotional and retention time-based RSU awards also made to certain NEOs).	• 51% of our CEO’s target total compensation. • 44% of our other NEOs’ target total compensation (on average).

2016 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Element	Key Characteristics	2015 Compensation Decisions	Percentage of 2015 Target Total Compensation(4)
Executive-Level Perquisites	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	Our NEOs received only modest executive-level perquisites.	• 2% of our CEO’s target total compensation. • 2% of our other NEOs’ target total compensation (on average).

(4)	Calculated in the manner described in the Compensation Discussion and Analysis beginning on page 34.

Our Compensation Practices

We also are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. Some of these compensation practices are:

What We Do

✓	We Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation.

✓	Our Performance-Based RSUs are Tied to TSR—The long-term performance-based awards to our NEOs are in the form of RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group and other comparable companies. We believe these awards incentivize our NEOs and align the interests of our NEOs with our stockholders.

✓	We Hold an Annual Say on Pay Vote—We conduct an annual “say-on-pay” advisory vote to solicit our stockholders’ views on our compensation programs.

✓	We Solicit Independent Compensation Advice—Our Human Resources Committee retains AonHewitt, a leading independent compensation consultant.

✓	We Require Meaningful Levels of Stock Ownership by Our Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our executives (including 5x base salary for our CEO) and directors. All NEOs and non-employee directors are currently in compliance with the guideline applicable to them, after taking into account the applicable grace period for our recently appointed directors.

✓	We Have Implemented Meaningful Stock Retention Guidelines—Any officer or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any stock option exercise or RSU vesting.

2016 NOTICE OF MEETING AND PROXY STATEMENT

What We Don’t Do

We Don’t Provide Excessive Levels of Guaranteed Compensation—Our short-term cash incentive plan and the terms of the performance-based RSUs issued to our NEOs (which are tied to TSR) do not have minimum payout levels. All of this compensation is performance-based and “at risk”.

We Don’t Make “Single Trigger” Cash Payments Upon a Change of Control—The employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

We Don’t Pay “Gross Ups” For Severance Payments—We do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.

We Don’t Allow Hedging or Significant Pledging of Company Securities by Officers and Directors—Directors and executive officers are prohibited from engaging in hedging transactions designed to offset decreases in the market value of our securities, and directors and executive officers may not pledge a significant amount of company securities without prior approval.

Corporate Governance Highlights

Our Board of Directors has adopted governance policies that we believe are in the best interests of our stockholders, including:

•	Annual election of all directors.

•	Non-management director retirement at age 75.

•	Majority vote standard in uncontested elections.

•	Independent, involved and informed Board of Directors.

•	All directors currently serving as directors, other than our CEO, are independent.

•	All of our directors who served on the Board during 2015 attended more than 75% of the meetings of the Board and those committees of which the director was a member in the aggregate during 2015 (all directors had an attendance percentage with respect to such meetings of 92% or higher).

•	Board orientation for new members and ongoing director education.

•	Independent Lead Director.

•	Independent Board committees.

•	Our three active standing Board committees are comprised solely of independent directors.

•	Executive sessions of independent directors are held at each regularly scheduled Board meeting.

•	Annual Board and committee self-evaluations.

•	Board oversight of risk management.

•	No stockholder rights plan.

•	Common stock is the only class of voting securities outstanding.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers

About How to Vote Your Shares

Below are instructions on how to vote, as well as information on your voting rights as a stockholder. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q.	Who can vote at the Annual Meeting?
A.	You may vote if you owned shares of our common stock at the close of business on March 17, 2016 (the record date).

Q.	How do I vote at the Annual Meeting?
A.	Electronically. You may vote using the Internet or by phone.

To use the Internet, go to www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern time on May 4, 2016 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. Eastern time on May 3, 2016). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

To vote by phone, dial 1-800-690-6903 using a touch-tone telephone up until 11:59 p.m. Eastern time on May 4, 2016 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. Eastern time on May 3, 2016). Have your proxy card in hand when you call and then follow the instructions

In Person or by Mail. If you hold the shares in your own name, you may also vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board.

Q.	What is the purpose of the Annual Meeting?
A.	At the Annual Meeting, you and your fellow stockholders will vote on the following matters:
	Proposal	Matter
	1	Election of the nine nominees for director identified in this proxy statement
	2	Advisory vote on executive compensation
	3	Approve the 2016 Omnibus Incentive Plan
	4	Ratification of independent registered public accounting firm for 2016

You and your fellow stockholders will also be asked to transact any other business that may properly come before the meeting or any adjournment or postponement.

Q.	What if my shares are held in “street name” by a broker?
A.

If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give

2016 NOTICE OF MEETING AND PROXY STATEMENT

instructions to your broker, bank or other
nominee, your broker, bank or other
nominee can vote your shares with respect
to “discretionary” items, but not with respect
to “non-discretionary” items. On non-
discretionary items for which you do not give
instructions, your shares will be counted as
“broker non-votes.”

Q.	Which matters to be presented at the Annual Meeting are discretionary items and may be voted upon by a broker?
A.	A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange, or NYSE. Shares held in street name may be voted by your broker, bank or other nominee on discretionary items in the absence of voting instructions given by you.

The matters presented in Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote on Executive Compensation) and Proposal 3 (Approval of 2016 Omnibus Incentive Plan) are not considered routine under the rules of the NYSE. Therefore, brokers, banks or other nominees will not have the ability to vote shares held in street name with respect to those proposals unless the broker, bank or other nominee has received voting instructions from the beneficial owner of the shares held in street name. Broker non-votes will not impact the outcome of Proposals 1, 2 or 3. It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held in street name by a broker, banker or other nominee so that you are able to vote with respect to Proposals 1, 2 or 3.

Proposal 4 (Ratification of Independent Registered Public Accounting Firm) is considered routine and therefore may be voted upon by your broker, bank or other nominee if you do not give instructions for the shares held in street name by your broker, bank or other nominee.

If any other matter that properly comes before the meeting is not considered routine under the rules of the NYSE, broker non- votes will not impact the outcome of this matter.

Q.	What shares are included on my proxy card?
A.	Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to our 401(k) plan.

Q.	How are shares in the Company’s 401(k) Plan voted?
A.

Participants in our 401(k) plan are entitled to vote the shares held under the plan in their name. To do this, you must sign and return the proxy card you received with this proxy statement no later than May 3, 2016. Your proxy card will be considered your confidential voting instructions, and the plan trustee will direct your vote in the manner you indicate. The voting results for all shares held in the plan will be tabulated by our transfer agent for all participants and reported to the plan trustee on an aggregate basis. The overall vote tallies will not show how individual participants voted. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instructions are not received by our transfer agent before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the meeting by the plan trustee in direct proportion to the voting results of plan shares for which proxies are voted.

Q.	How many shares must be present to hold the Annual Meeting?
A.	The holders of a majority of the shares of our common stock outstanding on the record date, or 25,458,627 shares, in person or by a valid proxy, must be present at the meeting for any business to be

2016 NOTICE OF MEETING AND PROXY STATEMENT

conducted, known as a “quorum.” Proxies received but marked as “abstain,” as well as shares that are counted as “broker non- votes,” will be counted as shares that are present for purposes of determining the presence of a quorum.

Q.	What if a quorum is not present at the Annual Meeting?
A.

If a quorum is not present at the scheduled time of the meeting, we may adjourn the meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment.

We also may adjourn the meeting if for any reason the Board determines that adjournment is necessary or appropriate to enable our stockholders to (i) consider fully information which the Board determines has not been sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. An adjournment will have no effect on the business that may be conducted at the meeting.

Q.	How does the Board recommend I vote on each of the proposals?
A.	The Board recommends that you vote FOR each of the following proposals:
	Proposal	Matter
	1	Election of the nine nominees for director identified in this proxy statement
	2	Advisory vote on executive compensation
	3	Approve the 2016 Omnibus Incentive Plan
	4	Ratification of independent registered public accounting firm for 2016

Q.	How do I change my vote?
A.	You can revoke your proxy at any time before the meeting by:

•	submitting a later-dated proxy card by mail or transmitting new voting instructions via internet or phone;
•	giving written notice to Scott J. Lynn, our corporate secretary, stating that you are revoking your proxy; or
•	attending the Annual Meeting and voting your shares in person.

If you hold your shares in “street name” your broker, bank or other nominee will provide you with instructions on how to revoke your proxy.

Q.	Who will count the votes?
A.	Representatives of Broadridge will count the votes and act as the independent inspectors of the election.

Q.	What if I send in my proxy card and do not specify how my shares are to be voted?
A.	If you send in a signed proxy card but do not give any voting instructions, your shares will be voted FOR each of the following proposals:
	Proposal	Matter
	1	Election of the nine nominees for director identified in this proxy statement
	2	Advisory vote on executive compensation
	3	Approve the 2016 Omnibus Incentive Plan
	4	Ratification of independent registered public accounting firm for 2016

2016 NOTICE OF MEETING AND PROXY STATEMENT

Q.	How will the proxies vote on any other business brought up at the Annual Meeting?
A.

We are not aware of any business to be considered at the meeting other than the proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card authorizes Colin V. Reed, Michael I. Roth and Scott J. Lynn to use their discretion to vote on these other matters.

Q.	What are my voting options on Proposal 1 (Election of Directors)?
A.	You may:
•	Vote FOR all of the director nominees;
•	Vote FOR specific director nominees;
•	Vote AGAINST all director nominees;
•	Vote AGAINST specific director nominees;
•	ABSTAIN from voting with respect to all of the director nominees; or
•	ABSTAIN from voting with respect to specific director nominees.

A nominee will be elected as a director if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). Proxies may not be voted for more than nine directors, and stockholders may not cumulate votes in the election of directors.

Under our Corporate Governance Guidelines and Bylaws, each incumbent nominee for director agrees that if he or she fails to receive the required majority vote in a director election, the director will tender a resignation for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board. If the resignation is accepted, the nominee will no longer serve on the Board. If the resignation is rejected, the nominee will continue to serve on the Board. Under our Corporate Governance Guidelines and Bylaws, any new nominee will not be elected to the Board if he or she fails to receive the required majority vote in an election.

Q.	What are my voting options on the other proposals?
A.	When voting on either Proposal 2 (Advisory Vote on Executive Compensation), Proposal 3 (Approval of 2016 Omnibus Incentive Plan) or Proposal 4 (Ratification of Independent Registered Public Accounting Firm), you may:

•          Vote FOR the proposal;

•          Vote AGAINST the proposal; or

•          ABSTAIN from voting.

If you abstain from voting on such proposal, your shares will be counted as present in person or represented by proxy and entitled to vote on such proposal, and thus the abstention will have the same effect as a vote against such proposal.

Q.	Is my vote confidential?
A.	Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless:
• a proxy solicitation is contested; • you write comments on the proxy card; or • you authorize disclosure of your vote.
However, we may confirm whether a stockholder has voted or take other actions to encourage voting.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Q.	How many votes are required to approve each proposal?
A.	The following votes will be required to approve each proposal:
	Proposal	Vote Required
	1 (Election of the nine nominees for director identified in this proxy statement)	Votes cast “FOR” must exceed votes cast “AGAINST” any nominee (abstentions and broker non-votes will not be counted as votes cast for or against)
	2 (Advisory vote on executive compensation)	Majority of shares entitled to vote and present in person or by proxy
	3 (Approval of the 2016 Omnibus Incentive Plan)	Majority of shares entitled to vote and present in person or by proxy

	4 (Ratification of independent registered public accounting firm)	Majority of shares entitled to vote and present in person or by proxy

Q.	How is this proxy solicitation being conducted?
A.

We will bear the cost of soliciting proxies for the meeting. We have retained Morrow & Co., LLC to assist in the solicitation and will pay them approximately $6,000. Our officers may also solicit proxies by mail, telephone, e-mail or facsimile transmission, but we will not reimburse them for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposals

Proposal 1 (Election of the Nine Nominees for Director Identified in this Proxy Statement)

The information below about the business background of each nominee for director has been provided by each nominee. All nominees are currently directors. In case any nominee is not available to serve as a director, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card. Two of our current directors, E.K. Gaylord II and D. Ralph Horn (whose information is also provided below), intend to retire as a director, and will not stand for re-election, effective as of the Annual Meeting.

The Board may also choose to reduce the number of directors to be elected at the meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2017 or until his or her respective successor is duly elected and qualified, or until his or her earlier resignation or removal. The names of the nominees for director (and Mr. Gaylord and Mr. Horn), along with their present positions, their principal occupations, current directorships held with other public companies, as well as directorships with other public companies during the past five years, their ages, and the year first elected as a director, are set forth below. Individual qualifications, experiences and skills that contribute to the Board’s effectiveness as a whole, as determined by the Nominating and Corporate Governance Committee, are also described below.

Incumbent Directors Standing for Re-Election

Michael J. Bender
Chief Operating Officer – Global eCommerce of retailer Wal-Mart Stores, Inc., since July 2014; EVP and President, West Business Unit of Wal-Mart, February 2011 to July 2014; SVP, Mountain Division of Wal-Mart, February 2010 to February 2011; VP/Regional General Manager at Wal-Mart, February 2009 to February 2010; President/General Manager of the Retail and Alternate Care business of healthcare retailer Cardinal Health, 2003 to 2007. Prior to such time Mr. Bender was Vice President of Store Operations for retailer Victoria’s Secret Stores, and he spent 14 years with beverage company PepsiCo in a variety of sales, finance and operating roles.	Qualifications: Mr. Bender’s extensive experience in retail sales in large, complex organizations brings financial, accounting and operational expertise.
Current Directorships: None
Former Directorships: None
Age: 54
Director since: 2004

Rachna Bhasin
Chief Development Officer, Magic Leap, Inc., a digital technology company, since October 2015. Prior to such time, Ms. Bhasin was Senior Vice-President of Corporate Strategy and Business Development at media company SiriusXM Radio, a position she had held since 2010. From 2007 until 2010 Ms. Bhasin was General Manager, Strategic Partnerships and Personalization at technology company Dell, Inc., and from 2004 to 2007 she served as Vice President of Business Development at the media company EMI Music, North America.

Qualifications: Ms. Bhasin’s experience in the technology, media and entertainment industries provide her with a unique perspective on the challenges and opportunities faced by our Entertainment business segment.

Current Directorships: None
Former Directorships: None
Age: 43
Director since: 2016

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William F. Hagerty, IV
Co-Founder and Managing Director, Hagerty, Peterson and Company, a private equity investment firm, since January 2015. From January 2011 to January 2015, Mr. Hagerty served as Tennessee’s Commissioner of Economic and Community Development, the Cabinet post charged with jobs, capital investment and economic growth. In that role, Mr. Hagerty was also responsible for the Tennessee Film, Entertainment and Music Commission and the Tennessee Technology Development Corporation. From 1996 until January 2011, Mr. Hagerty served as Co-Founder and Managing Director of Hagerty, Peterson and Company. Mr. Hagerty began his career with The Boston Consulting Group, where his work spanned five continents. Mr. Hagerty was Senior Expatriate in the firm’s Tokyo office when he took leave to serve on the White House staff under President George H.W. Bush. Mr. Hagerty began his career in private equity with Trident Capital prior to co-founding Hagerty, Peterson and Company.

Qualifications: Mr. Hagerty has considerable expertise in corporate governance and in the oversight of the financial and accounting functions of large, complex organizations as a result of his service as an executive and a director of public and private companies.

Current Directorships: Pinnacle Financial Partners Inc.; RenaissanceRe Holdings Ltd.
Former Directorships: None
Age: 56
Director since: 2016

Ellen Levine
Editorial Director, Hearst Magazines, a media and publishing company, since 2006; Editor-in-Chief, Good Housekeeping magazine, 1994 to 2006; Editor-in-Chief, Redbook magazine, 1990 to 1994; Editor-in-Chief, Woman’s Day magazine, 1982 to 1990; Senior Editor, Cosmopolitan, 1976 to 1982. Ms. Levine was instrumental in founding O, The Oprah Magazine in 2000 (and continues to serve as its Editorial Consultant), Food Network Magazine in 2009 and HGTV Magazine in 2012.	Qualifications: Ms. Levine’s service as an executive at a large media and publishing company provides experience in the media and entertainment industries.
Current Directorships: None
Former Directorships: None
Age: 73
Director since: 2004

Patrick Q. Moore
Executive Vice President, Chief Strategy and Corporate Development Officer, YP Holdings, a privately-held media and advertising company, since May 2013; Partner, McKinsey & Company, a management consulting firm, September 2001 to May 2013, where he served a range of consumer, hospitality and media clients and also led McKinsey’s North American Consumer Digital Excellence initiative.

Qualifications: Mr. Moore’s experience at a digital media company and at a management consulting firm provide him with a unique perspective on the challenges and opportunities faced by our Entertainment business segment. Mr. Moore also has considerable expertise in the hospitality industry as a result of his service as a management consultant.

Current Directorships: None
Former Directorships: None
Age: 46
Director since: 2015

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Robert S. Prather, Jr.
President and Chief Executive Officer, Heartland Media, LLC, a television broadcasting company, since June 2013; President and Chief Operating Officer, Gray Television, Inc., a television broadcasting company, September 2002 to June 2013; Executive Vice President, Gray Television, Inc., 1996 to September 2002; Chief Executive Officer, Bull Run Corporation (now Southern Community Newspapers, Inc.), a media and publishing company, 1992 to December 2005.

Qualifications: Mr. Prather’s history as a media executive provides experience in the media and entertainment industries. Mr. Prather also has considerable corporate governance experience through his service on the boards of other public companies.

Current Directorships: Diebold, Inc.; GAMCO Investors, Inc.; Southern Community Newspapers, Inc.
Former Directorships: Gray Television, Inc.
Age: 71
Director since: 2009

Colin V. Reed
Chairman of our Board since May 2005; our Chief Executive Officer since April 2001; our President from November 2012 to March 2015 and from April 2001 to November 2008; Member, three-executive Office of the President, Harrah’s Entertainment, Inc., a gaming company, May 1999 to April 2001; Chief Financial Officer, Harrah’s Entertainment, Inc., April 1997 to April 2001. Mr. Reed served in a variety of other management positions with Harrah’s Entertainment, Inc. and its predecessor, hotel operator Holiday Corp., from 1977 to April 1997.

Qualifications: Mr. Reed’s day-to-day leadership as Chairman of our Board and CEO, as well as his many years of experience in the hospitality industry, provides him with deep knowledge of our operations and gives him unique insights into the challenges and opportunities we face.

Current Directorships: First Horizon National Corporation
Former Directorships: None
Age: 68
Director since: 2001

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Michael D. Rose
Chairman, Midaro Investments, a privately-held investment firm, since 1998; Chairman of the Board of Directors, First Horizon National Corporation, January 2007 to December 2012; Chairman of the Executive Committee of our Board, May 2005 to May 2009; Chairman of our Board, April 2001 to May 2005; Chairman of the Board of Directors, Harrah’s Entertainment, Inc., 1995 to 1996; Chairman of the Board of Directors, Promus Hotel Corporation (formerly the Promus Companies, Incorporated), a hospitality company, 1990 to 1997; Chief Executive Officer, Promus Companies, Incorporated, 1990 to 1994.

Qualifications: Mr. Rose’s previous service as our Chairman and his experience as a chief executive officer provide him with considerable knowledge of our industry. He is an audit committee financial expert based on his experience supervising a company’s principal financial and accounting officers. He also has considerable corporate governance experience through years of service on the boards of other public companies, including REITs.

Current Directorships: General Mills, Inc.
Former Directorships: Darden Restaurants, Inc.; First Horizon National Corporation
Age: 74
Director since: 2001

Michael I. Roth
Chairman (since July 2004) and Chief Executive Officer (since January 2005), The Interpublic Group of Companies, a global marketing services company; Chairman of the Board and Chief Executive Officer, The MONY Group Inc. (and its predecessor entities), a financial services company, 1997 to 2004.

Qualifications: Mr. Roth’s experience as a chief executive officer of public companies gives him valuable knowledge and perspective and allows him to bring a variety of viewpoints to Board deliberations.

Current Directorships: The Interpublic Group of Companies; Pitney Bowes, Inc. (non-executive chairman)
Former Directorships: None
Age: 70
Director since: 2004

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Incumbent Directors Not Standing for Re-Election

E.K. Gaylord II
President, Eleven Sands Exploration, a privately-held energy company, since 2000; Chairman, E.K. Capital, a privately-held investment company, since 2000; President, Oklahoma Publishing Company, a privately-held media company, June 1994 to December 2002. Mr. Gaylord served as our Chairman of the Board from May 1999 to April 2001, and he served as our interim President and Chief Executive Officer from July 2000 until September 2000, as well as Vice-Chairman of our Board from May 1996 to May 1999.

Qualifications: Mr. Gaylord’s years of service as an officer and director of our company provide him with a deep knowledge of our business and give him insights into the challenges and opportunities we face.

Current Directorships: None
Former Directorships: None
Age: 58
Director since: 1991

D. Ralph Horn
Chairman of the Board, First Tennessee National Corporation (now First Horizon National Corporation), a financial services company, 1996 to December 2003; Chief Executive Officer, First Tennessee National Corporation, 1994 to 2002; President, First Tennessee National Corporation, 1991 to 2001. Mr. Horn currently serves as our independent Lead Director.	Qualifications: Mr. Horn’s extensive experience as a chief executive officer and chairman of a large financial services company provides knowledge in corporate finance and strategic planning.
Current Directorships: Mid-America Apartment Communities, Inc. (co-lead director)
Former Directorships: None
Age: 75
Director since: 2001

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Board Meetings in 2015 and Director Attendance

In 2015 the Board met seven times. All directors who served on the Board during 2015 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period in which he or she served as a director in the aggregate during the year.

Voting Recommendation

The Board unanimously recommends that our stockholders vote FOR each of our nominees.

Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. A director nominee will be elected to the Board only if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). If an incumbent nominee for director fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board.

In the event any incumbent nominee for director does not receive the requisite majority vote, our Corporate Governance Guidelines and Bylaws provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding how to act upon the tendered resignation to the full Board, in light of the best interests of the company and its stockholders. The full Board will then act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose its decision regarding the tendered resignation and its rationale within 90 days of the certification of the election results. If the Board accepts the resignation, the nominee will no longer serve on the Board. If the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.

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Proposal 2 (Advisory Vote on Executive Compensation)

We are asking stockholders to cast an advisory (non-binding) vote on our executive compensation for our named executive officers, or NEOs. Please read the Compensation Discussion and Analysis beginning on page 34 and the related compensation tables and narrative discussion appearing on pages 49 through 54, which provide more information on the compensation paid to our NEOs for 2015.

Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. We believe that the leadership and performance of our executives contributed significantly to our strong operating and financial results in 2015, which included:

•	Company Revenues Were at Record Levels. In 2015 our total revenues were $1.1 billion, the highest level in our history and a 4.9% increase from 2014. Each of our operating segments contributed to this growth, with our Same-store Hospitality segment revenue(1) increasing 3.5% from 2014 to $987.6 million and our Entertainment segment revenue increasing 12.3% from 2014 to $97.5 million.
•	We Saw Increased Levels of Profitability Across All Business Segments. In 2015 we experienced the highest level of profitability in our company’s history, with AFFO(1) of $273.7 million,

an increase of 13.9% from 2014. Each of our operating segments contributed to this growth in profitability, with our Same-store Hospitality segment Adjusted EBITDA(1) increasing 9.5% from 2014 to $313 million and with our Entertainment segment Adjusted EBITDA(1) increasing 11.8% from 2014 to $30.8 million.

•	We Prudently Managed Our Balance Sheet and Increased Dividends to Stockholders. In 2015 we successfully extended the maturity profile of our balance sheet, brought our fixed/floating rate interest exposure in line with our long-term goals and avoided the dilution associated with our previously-outstanding common stock purchase warrants. We also increased our annual cash dividend by 22.7% in 2015 (as compared to 2014) to $2.70 per share, paying approximately $138 million in dividends to our stockholders in 2015 (including the dividends paid in January 2016 to holders of record as of December 30, 2015).

Voting Recommendation

For the reasons discussed above and in the Compensation Discussion and Analysis beginning on page 34, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.”

Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this matter. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the proposal. Broker non-votes will not impact the outcome of this matter. While this vote is advisory and therefore not binding on us, our Board and our Human Resources Committee value the opinions of our stockholders and will take into consideration the outcome of this vote when making future decisions regarding our executive compensation programs.

The Board unanimously recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

(1)	AFFO and Segment-level Adjusted EBITDA (including Same-store Hospitality segment Adjusted EBITDA) are non-GAAP financial measures. For a definition of same-store results and the non-GAAP financial measures used herein, an explanation of why we believe these non-GAAP financial measures present useful information to investors and a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures, see Appendix A.

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Proposal 3 (Approval of the 2016 Omnibus Incentive Plan)

We are asking stockholders to approve the Ryman Hospitality Properties, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). A summary of the principal features of the 2016 Plan can be found on page 66 of this proxy statement, and the full text of the 2016 Plan is attached as Appendix B to this proxy statement.

Proposal 3 asks that our stockholders approve the 2016 Plan.

One of our general compensation philosophies is that a significant portion of the total compensation paid to each of our executive officers should be in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and individual executives and maximize stockholder value over the long-term. We also believe that the total compensation paid to our executives should be market competitive to support recruitment and retention. We further believe that each executive’s long-term incentive compensation should be closely aligned with our stockholders’ interests, as more fully described in the Compensation Discussion and Analysis beginning on page 34 below.

Participants in our long-term incentive compensation program generally include our executive officers, certain of our management-level employees and non-employee directors. We believe that the utilization of equity-based awards has been effective over the years in enabling us to attract and retain the talent critical to the company and that stock ownership has focused our key employees on improving our performance and helped create a culture that encourages our officers and employees to think and act as stockholders.

Information About the 2016 Omnibus Incentive Plan

Background. On February 25, 2016, upon the recommendation and approval of the Human Resources Committee, which functions as our compensation committee, our Board adopted the 2016 Plan, effective as of May 4, 2016, subject to the approval of stockholders at this Annual Meeting. Our Board is seeking stockholder approval of the 2016 Plan in accordance with the NYSE Listed Company Rules. Our Board is also requesting this vote by the stockholders to approve the material terms of the performance goals for awards that may be granted under the 2016 Plan as required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to satisfy the stockholder approval requirements of Section 162(m) of the Code.

The 2016 Plan is intended to replace our existing incentive compensation plan, the Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan (the “2006 plan”). The 2006 plan will expire on its stated expiration date of May 4, 2016, and thereafter no new awards may be granted under the 2006 plan. Outstanding awards under the 2006 plan, however, will continue to be governed by the 2006 plan and the agreements under which they were granted. If our stockholders do not approve the 2016 Plan, we will not be able to grant regular equity awards to our new and existing officers, employees, directors and consultants, which we believe would significantly and adversely impact our executive compensation program and impair our ability to retain and attract executives and other employees. Therefore, we believe that the approval of this proposal is in the best interests of the company and our stockholders.

The 2016 Plan, like the 2006 plan, allows us to offer equity-based compensation to our officers, employees, directors and consultants in the form of stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units and other awards. The Human Resources

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Committee has deemed it advisable to make equity awards in the form of RSUs (both time-based and performance-based) rather than stock options to better align the interests of our executives with our stockholders, to encourage executive retention and to conform to compensation practices in the REIT industry. The proposal to approve the 2016 Plan does not imply that we intend to materially alter our compensation practices, although, as was the case under the 2006 plan, the company and the Committee maintain the ability to do so.

Key Terms of the 2016 Plan. Key features of the 2016 Plan (and, where applicable, changes from the 2006 plan) are highlighted below.

Plan Feature	2016 Plan Terms	Change from the 2006 Plan
Authorized Shares (Section 4.1 of the 2016 Plan)

1,800,000 (less any shares granted under the 2006 plan after March 17, 2016).

After giving effect to the reduced number of shares in the 2016 Plan, our equity plan overhang as of March 17, 2016 would have been 4.5% (as calculated below under “Overhang Information–2016 Plan” on page 22, assuming the expiration of the 2006 plan and assuming stockholder approval of the 2016 Plan).

The 2006 plan (adopted prior to our REIT conversion) originally made 5,690,000 shares available for grant. As of March 17, 2016, there were 4,120,596 shares available for grant under the plan.

We are not asking that the shares remaining available for grant upon the expiration of the 2006 plan be included in the share reserve for the 2016 Plan. As a result, these shares will no longer be reserved for issuance upon expiration of the 2006 plan.

Sublimit on Full Value Awards (Section 4.1 of the 2016 Plan)	No limit on full value awards such as RSUs.	The 2006 plan provided that no more than 2,300,000 full value awards could be made. As of March 17, 2016, there were 557,231 full value awards available for grant under this sublimit.
Expiration Date (Section 16.2 of the 2016 Plan)	May 4, 2026.	The 2006 plan expires on May 4, 2016.
No Liberal Share Recycling (Section 4.1 of the 2016 Plan)	The following shares underlying any award will not again become available for awards under the 2016 Plan: (1) shares tendered or withheld in payment of the exercise price of an option award; (2) shares tendered or withheld to satisfy any tax withholding obligation with respect to an award; (3) shares repurchased by the company with proceeds received from the exercise of an option award; and (4) shares subject to an SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.	The 2016 Plan more explicitly prohibits liberal share recycling in designated circumstances than does the 2006 plan.
Forfeited Awards (Section 4.1 of the 2016 Plan)	Awards made under the 2016 Plan (and the 2006 plan) which terminate, expire unexercised or are settled for cash, forfeited or cancelled will be added back to the share reserve.	No change.

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Plan Feature	2016 Plan Terms	Change from the 2006 Plan
No Repricing (Section 6.2 of the 2016 Plan)	The 2016 Plan prohibits the repricing of stock options or SARs without stockholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option) and indirect repricing (cancelling an outstanding stock option in exchange for a cash award or another award).	The 2016 Plan explicitly provides that no action may be taken that would be treated as a “repricing” under the NYSE Listed Company Manual without stockholder approval (the 2006 plan did not contain such a provision).
Minimum Vesting Requirement (Sections 6.6, 7.5 and 9 of the 2016 Plan)	No award will have a vesting period of less than one year (except for substitute awards, vesting in connection with the death or disability of a participant, or in the event of change in control, as defined in the 2016 Plan). Up to 5% of the awards under the 2016 Plan will not be subject to this requirement.	The 2006 plan did not contain a minimum vesting requirement.
Recoupment/ Clawback Provision (Section 14.4 of the 2016 Plan)	Awards will be subject to recoupment under certain circumstances, including to the extent (1) set forth in any award agreement, (2) the recipient is subject to a clawback policy adopted by us (including to comply with the Dodd-Frank Act, once final SEC clawback rules are adopted), or (3) the recoupment provisions of the Sarbanes-Oxley Act apply to the recipient.	The 2006 plan did not contain any clawback or recoupment provisions.
Limit on Non-Employee Director Compensation (Section 10.3 of the 2016 Plan)	The aggregate value of all compensation (both cash and equity) paid or granted, as applicable, to any non-employee director in any calendar year shall not exceed $500,000 (subject to exceptions for extraordinary circumstances such as service on a special committee).	The 2006 plan did not contain any limit on the amount of non-employee director compensation.

Burn Rate Information. The table below sets forth information regarding historical awards granted in 2015, 2014 and 2013 (our first year of operations as a REIT) and the corresponding Unadjusted Burn Rate and Adjusted Burn Rate (as such terms are defined below):

	2015	2014	2013
Stock options granted(1)	-	-	-
Full-value awards (RSUs) granted(2)	202,175	155,478	202,528

Total awards granted	202,175	155,478	202,528
Weighted-average common shares outstanding(3)	51,241,000	50,861,000	51,174,000
Annual Unadjusted Burn Rate(4)	0.39%	0.31%	0.40%
Three Year Average Annual Unadjusted Burn Rate(4)	0.37%
Annual Adjusted Burn Rate(5)	1.18%	0.92%	1.19%
Three Year Average Annual Adjusted Burn Rate(5)	1.10%

(1)	During the last three years, the company, consistent with its current compensation practices, has not granted any stock options to its employees or directors.

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(2)	Consists of time-based RSU awards and performance-based RSU awards granted to employees, officers and directors during the applicable fiscal year, with all performance-based RSU awards being valued at the target (100%) performance level at the time of grant.
(3)	For purposes of the calculation above, weighted-average common shares outstanding is calculated using the basic shares outstanding, as reported in the footnotes to our Annual Report on Form 10-K for the applicable year.
(4)	Unadjusted Burn Rate for an applicable fiscal year is equal to (i) the number of full-value awards granted during such year divided by (ii) the weighted-average common shares outstanding during such year.
(5)	Adjusted Burn Rate for an applicable fiscal year is equal to (i) the number obtained by multiplying (a) the number of full-value awards granted during such year times (b) three, divided by (ii) the weighted-average common shares outstanding during such year. The published burn rate methodology of a leading proxy advisory firm considers each full-value award as being more than one share for purposes of converting such shares to a stock option equivalent, with the multiplier depending on the volatility of an issuer’s stock over the last three years. The three times multiplier included in the above calculation is based on our past stock price volatility utilizing the burn rate methodology of this proxy advisory firm. The calculation above taking into account this multiplier is for illustrative purposes only.

In addition, in fiscal year 2016 through March 17, 2016, we have granted 122,957 RSUs. On March 17, 2016 the closing price of a share of common stock on the NYSE was $52.00 per share.

Overhang Information–Expiring 2006 Plan. An additional metric that we use to measure the cumulative impact of our equity incentive program is overhang. Our actual overhang as of December 31, 2015 was 8.9%, which is calculated as (i) the sum of (A) all equity awards outstanding (206,509 stock options and 540,339 RSUs(6)) and (B) the total number of shares available to be granted under the 2006 plan (4,243,553), divided by (ii) the sum of the total number of our common shares outstanding (51,290,806), plus (A) and (B). As described above, none of the shares available for grant under the 2006 are included in the share reserve for the 2016 plan, and upon the 2006 plan’s expiration these shares will no longer be reserved for issuance.

Overhang Information–2016 Plan (as of December 31, 2015). As of December 31, 2015 (taking into account the impact of our adoption of the 2016 Plan (assuming the plan is adopted by our stockholders at the 2016 Annual Meeting) and assuming the expiration of the 2006 plan), our overhang would have been 4.7%, which is calculated as (i) the sum of (A) all equity awards outstanding (206,509 stock options and 540,339 RSUs(6)) and (B) the total number of shares available to be granted under the 2016 Plan, prior to reduction for any awards granted pursuant to the 2006 plan after March 17, 2016 (1,800,000), divided by (ii) the sum of the total number of our common shares outstanding on December 31, 2015 (51,290,806), plus (A) and (B).

Overhang Information–2016 Plan (as of March 17, 2016). As of March 17, 2016 (taking into account the impact of our adoption of the 2016 Plan (assuming the plan is adopted by our stockholders at the 2016 Annual Meeting) and assuming the expiration of the 2006 plan), our overhang would have been 4.5%, which is calculated as (i) the sum of (A) all equity awards outstanding (96,915 stock options and 496,207 RSUs(6)) and (B) the total number of shares available to be granted under the 2016 Plan, prior to reduction for any awards granted pursuant to the 2006 plan after March 17, 2016 (1,800,000), divided by (ii) the sum of the total number of our common shares outstanding on the record date (50,917,253), plus (A) and (B).

(6)	For purposes of this calculation, the total number of outstanding performance-based RSU awards included in the total number of RSU awards above is determined by valuing (i) the 2013 performance-based RSU awards at the stretch (150%) performance level (the level at which such awards ultimately vested in February 2016) and (ii) all other performance-based RSU awards at the target (100%) performance level.

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In determining to adopt the 2016 Plan and recommend the 2016 Plan to our stockholders, the Human Resources Committee and the Board considered various factors, including the expiration of the 2006 plan on May 4, 2016, the provisions included in the 2016 Plan, the number and type of awards made by us in recent years under the 2006 plan, our burn rate, our overhang (including our potential overhang if the 2016 Plan is approved by our stockholders), our ability to make awards that qualify as “performance based” for purposes of Section 162(m) of the Code if the 2016 Plan is not approved by stockholders, and the guidelines of certain proxy advisory firms.

Voting Recommendation

The Board and the Human Resources Committee unanimously recommend that the stockholders vote FOR the proposal to approve the 2016 Plan.

The approval of the 2016 Plan requires the affirmative vote of a majority of the votes entitled to vote and present in person or represented by proxy at the Annual Meeting. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the proposal. Broker non-votes will not impact the outcome of this matter.

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Proposal 4 (Ratification of Independent Registered Public Accounting Firm for 2016)

Proposal 4 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the 2016 fiscal year. You can find more information about our relationship with Ernst & Young LLP on page 74 of this proxy statement.

Proposal 4 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the 2016 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

Voting Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.

The Board and the Audit Committee unanimously recommend that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016.

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Company Information

Corporate Governance

Our business is managed under the direction of our Board of Directors. The Board delegates the conduct of the business to our senior management team. The Board held seven meetings during 2015. All directors who served on the Board during 2015 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period in which he or she served as a director in the aggregate during 2015.

We have adopted Corporate Governance Guidelines governing the conduct of our Board. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are all posted on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).

We have also adopted a Code of Business Conduct and Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our directors, principal executive officer, principal financial officer or principal accounting officer) at this location on our website.

We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Business Conduct and Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to:

Ryman Hospitality Properties, Inc.

Attn: Corporate Secretary

One Gaylord Drive

Nashville, Tennessee 37214

Board Leadership Structure

The Board believes that Mr. Reed’s service as both Chairman of the Board and CEO is in the best interests of the company and its stockholders. Mr. Reed possesses a detailed knowledge of our industry as well as an understanding of both the opportunities and challenges we face. The Board thus believes that Mr. Reed is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the company. The Board also believes that Mr. Reed’s combined role ensures clear accountability, enhances our ability to articulate our strategy and message to our employees, stockholders and business partners and enables decisive overall leadership.

The Board has determined that it is also important to have an independent Lead Director who will play an active role and oversee many of the functions that an independent chair would otherwise perform. The Board has adopted a description of the duties of the Lead Director, which is posted on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). Pursuant to this description, the Chairman of the Nominating and Corporate Governance Committee serves as the company’s Lead Director, and that individual is currently D. Ralph Horn. We expect that following the 2016 Annual Meeting Michael I. Roth will serve as Lead Director, subject to his re-election as a director at the Annual Meeting (since Mr. Horn will not be standing for re-election, and intends to retire as a director, effective as of the Annual Meeting pursuant to our retirement policy for non-management directors).

Some of the primary functions of our Lead Director are:

•	To call, convene and chair meetings of the non-management directors or independent directors and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the CEO;
•	To coordinate and develop the agenda for and chair executive sessions of the independent directors;
•	To coordinate feedback to the CEO on behalf of independent directors regarding business issues and management;

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•	To be available, as appropriate, for direct communication with major stockholders who request such a communication; and
•	To perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chairman of the Board.

Each of the directors other than Mr. Reed is independent, and the Board believes that the independent directors coupled with the Lead Director provide effective oversight of management. Our non-management directors meet regularly in scheduled executive sessions, and the Lead Director presides at these executive sessions. Following an executive session of our non-management directors, the Lead Director acts as a liaison between the non- management directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and committee meetings, and coordinates with the Chairman regarding information to be provided to our non-management directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

Although we believe that the combination of the Chairman and CEO roles is appropriate in the current circumstances, the Board retains the authority to modify our current combined CEO/Chairman structure to best address our circumstances, if and when appropriate.

Board Attendance at Annual Meeting

We strongly encourage each member of the Board to attend the Annual Meeting of Stockholders. All of our directors then serving as directors attended the 2015 Annual Meeting of Stockholders.

Independence of Directors

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2016. Our Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also from the standpoint of persons or organizations with which the director has an affiliation. In making its determination, the Board adheres to the requirements of, and applies both the objective and subjective standards set forth by, the NYSE (as set forth in Section 303A.02 of the NYSE listed company manual), as well as the requirements and standards of the SEC and other applicable laws and regulations.

During this review, the Board considered whether there are or have been any transactions and relationships between each director, or any member of his or her immediate family, and the company and its subsidiaries and affiliates. The Board also examined whether there are or have been any transactions and relationships between the incumbent directors, or their affiliates, and members of the company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent. The Board concluded that no such transactions existed during the relevant period. As a result of this review, the Board affirmatively determined that, with the exception of Colin Reed, all of our incumbent directors are independent of the company and its management.

Committees of the Board

The Board maintains three standing committees, an Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, to facilitate and assist the Board in the execution of its responsibilities.

Audit Committee

The current members of the Audit Committee are Michael J. Bender (Chair), E. K. Gaylord II, William F. Hagerty, IV, Patrick Q. Moore and Michael D. Rose (Financial Expert).

The committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The committee is responsible for, among other things:

•	overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory

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requirements relating to preparation of financial information;
•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	meeting with our independent registered public accounting firm and with our director of internal audit concerning, among other things, the scope of audits and reports;
•	reviewing the work programs of our independent registered public accounting firm and the results of its audits; and
•	assessing our risk assessment and risk management policies.

The Board has determined that all the members of the committee are financially literate pursuant to the NYSE rules. The Board also has determined that Mr. Rose is an “audit committee financial expert” within the meaning stipulated by the SEC.

In 2015, the committee met seven times.

Human Resources Committee

The current members of the Human Resources Committee are Michael I. Roth (Chair), D. Ralph Horn, Ellen Levine and Robert S. Prather.

The committee is responsible for, among other items:

•	reviewing and approving all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;
•	reviewing and approving annually the corporate goals and objectives relative to the CEO’s compensation, evaluating the CEO’s performance in light of those objectives, and determining and approving the CEO’s compensation level based on this evaluation;
•	reviewing, approving and administering, and granting awards under, cash- and equity-based incentive plans; and
•	reviewing and approving compensation for executive officers and directors (subject to, in the case of director compensation, approval by the full Board).

The committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team to allow such grants to be made in a timely manner, as the committee generally only meets on a quarterly basis. Equity grants under this delegation of authority may only be made as initial equity grants to newly hired executives (other than officers subject to Section 16 of the Securities Exchange Act of 1934) and on the same terms and conditions as were applied by the committee in its most recent prior equity grants. In addition, equity grants under this delegation of authority to any one executive are limited to 6,250 RSUs and must be ratified by the committee.

The committee has engaged AonHewitt as its compensation consultant since 2013. The committee has determined that no conflict of interest exists between AonHewitt and the company (including the company’s Board members and company management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. In 2015 neither AonHewitt nor any affiliate of AonHewitt provided any services to the company or its affiliates apart from its engagement by the committee described above.

AonHewitt assisted the committee in determining if its strategies and plans were advisable based on our current financial position and strategic goals, as well as developments in corporate governance and compensation design. At the committee’s request, AonHewitt also performed several analyses, including updates to the executive salary structure and modeling of executive compensation levels at different levels of company performance, to assist the committee in its review.

For additional information regarding the committee’s processes and procedures for considering and determining executive compensation, including the role of executive officers in determining the amount or form of executive compensation, see Compensation Discussion and Analysis below.

In 2015, the committee met five times.

Compensation Committee Interlocks and Insider Participation

The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors. In addition, there are no

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relationships among our executive officers, members of the committee or entities whose executives serve on the Board or the committee that require disclosure under applicable regulations of the SEC.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are D. Ralph Horn (Chair), Michael I. Roth and Ellen Levine.

The committee is responsible for, among other things:

•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;
•	developing and recommending changes and modifications to our corporate governance guidelines and our code of conduct to the Board;
•	monitoring and enforcing compliance with our corporate governance guidelines, certain provisions of our code of conduct and other policies; and
•	advising the Board on corporate governance matters, including as appropriate obtaining updates on corporate governance developments from professional advisors.

In 2015, the committee met five times.

A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the committee to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.

The committee annually reviews with the Board the company’s “Statement of Expectations of Directors.” This review includes an assessment of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to actively participate in Board discussions and exemplify the highest standards of personal and professional integrity. In particular, the committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our businesses.

While our Corporate Governance Guidelines do not prescribe specific diversity criteria for selection of directors, as a matter of practice, the committee considers diversity in the context of the Board as a whole and takes into account diversity, including the personal characteristics (such as gender, ethnicity or age) and experience (such as industry, professional or public service) of current and prospective directors, when selecting new directors to facilitate Board deliberations that reflect a broad range of viewpoints. The committee’s charter gives it responsibility to develop and recommend criteria for the selection of new directors to the Board, including but not limited to diversity, age, skills, experience, time availability and such other criteria as the committee shall determine to be relevant at the time.

The committee also considers the impact of any changes in the employment of existing directors. In this regard, if a director changes employment, the director is required to submit a letter of resignation to the committee. The committee then reviews the director’s change of employment and determines whether the director’s continued service on the Board would be advisable as a result of such change. After completing this evaluation, the committee makes a recommendation to the full Board as to whether to accept the director’s resignation, and the Board makes a final determination of whether to accept the director’s resignation.

The committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. From time the time the committee may also engage a third party search firm to identify prospective Board members. The committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth below in Submitting Stockholder Proposals and Nominations for 2017 Annual Meeting.

Once the committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the

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prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The committee then evaluates the prospective nominee against the following standards and qualifications:

•	the ability of the prospective nominee to represent the interests of our stockholders;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and
•	the extent to which the prospective nominee contributes to the range of knowledge, diversity, skill and experience appropriate for the Board.

The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, will interview the prospective nominee in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to whether this prospective nominee and any other prospective nominees should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.

Our CEO recommended William F. Hagerty, IV, who joined the Board in February 2016, to the committee as a potential director nominee. Patrick Moore, a director, recommended Rachna Bhasin, who joined the Board in March 2016, to the committee as a potential director nominee. In each case, the committee then interviewed these prospective nominees, reviewed their qualifications and expertise and ultimately recommended to the full Board that each of these candidates become a nominee for director.

New directors participate in an orientation program that includes discussions with senior management, their review of background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.

Majority Voting Standard for Director Elections

Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. Under these provisions, any director nominee in an uncontested election will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present (with abstentions and broker non-votes not counted as votes cast either for or against such election). In addition, under our Corporate Governance Guidelines, each director agrees, by serving as a director or by accepting nomination for election as a director, that if while serving as a director he or she fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board, as described below.

In the event any incumbent director nominee does not receive the requisite majority vote, our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding the director’s resignation to the full Board and will evaluate the resignation in light of the best interests of the company and its stockholders in determining whether to recommend accepting or rejecting the tendered resignation, or whether other action should be taken. Thereafter, the Board will act upon the resignation, taking into

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account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days of the certification of the election results. In such event, if the Board accepts the resignation, the nominee will no longer serve on the Board, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.

Director Retirement Policy

Our Corporate Governance Guidelines include a non-management director retirement policy, which requires any director who reaches the age of 75 to either (at the option of the director): (1) retire effective as of the date of the annual meeting of stockholders next following the director’s 75th birthday; or (2) not stand for re-election at the next annual meeting of stockholders. In accordance with this policy, Mr. Horn is not standing for re-election at the Annual Meeting.

Compensation Clawback

In 2015 the SEC issued proposed rules regarding the adoption of “clawback” policies by publicly listed companies in accordance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). When final SEC rules implementing these requirements have become effective, publicly listed companies will be required to adopt a “clawback” policy providing for the recovery of certain incentive-based compensation from the executive officers of the company in the event the company is required to restate its financials as a result of material noncompliance of the company with any financial reporting requirements under the securities laws.

In order to ensure full compliance with these SEC rules, we intend to adopt our own formal clawback policy applicable to our executive officers complying with such rules once these final rules have been adopted by the SEC. In addition, Section 304 of the

Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, our CEO and CFO will be required under Section 304 of the Sarbanes-Oxley Act to reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during such 12 month period. Our 2016 Plan being submitted for stockholder approval in this proxy statement also provides that any award made to a participant under the plan will be subject to mandatory repayment by the participant to us to the extent required by (a) any award agreement, (b) any “clawback” or recoupment policy adopted by the company to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to Section 954 of the Dodd-Frank Act, or otherwise, or (c) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for oversight of the company’s enterprise risk management function, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is made possible by a management report process that is designed to provide both visibility and transparency to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this regard, each committee meets in executive session with key management personnel and representatives of outside advisors (for example, our director of internal audit meets in executive session with the Audit Committee). The areas of focus of the Board and its committees include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, political and reputational risks.

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The Board and its committees oversee risks associated with their respective principal areas of focus, as outlined below:

Board/ Committee	Primary Areas of Risk Oversight
Board of Directors:	Enterprise risk management, including strategic, financial and execution risks associated with the annual operating plan and the long-term plan; major litigation and regulatory exposures; acquisitions and divestitures; senior management succession planning; and other current matters that may be material risks to the company.
Audit Committee:	Risks and exposures associated with financial matters, including financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity.
Nominating and CG Committee:	Risks and exposures relating to corporate governance and director succession planning.
Human Resources Committee:	Risks and exposures associated with leadership assessment, management succession planning and compensation programs.

We believe that the Board’s role in risk oversight is facilitated by the leadership structure of the Board. In this regard, we believe that, by combining the positions of Chairman of the Board and CEO, the Board gains a valuable perspective that combines the operational experience of a member of management with the oversight focus of a member of the Board. We also believe that the division of risk management-related roles among the company’s full Board, Audit Committee, Nominating and Corporate Governance Committee and Human Resource Committee as noted above fosters an atmosphere of significant involvement in the oversight of risk at the Board level and complements our risk management policies. The Board, in executive sessions of non-management directors (which are presided over by the company’s independent Lead Director), also considers and discusses risk-related matters. This provides a forum for risk-related matters to be discussed without management or the Chairman of the Board and CEO present. The company’s independent Lead Director acts as a liaison between the company’s Chairman of the Board and CEO and the company’s independent directors to the extent that any risk-related matters discussed at these executive sessions require additional feedback or action. In setting compensation, the Human Resources Committee also considers the risks to our stockholders that may be inherent in our compensation programs. We believe that our compensation programs are appropriately structured and provide for a suitable balance between long-term and short-term compensation and have an appropriate performance-based and “at risk” component. We also believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

Restrictions on Hedging and Pledging of Company Stock

Our insider trading policy restricts our executive officers and directors from engaging in any transactions designed to hedge or otherwise offset any decrease in the fair market value of our equity securities. Our insider trading policy also prohibits executive officers and directors from pledging or otherwise encumbering a significant amount of equity securities (generally defined as the lesser of 0.50% of our outstanding equity securities or 10% of the equity securities owned by the individual) without prior approval of the Human Resources Committee.

Communications with the Board of Directors

Stockholders, employees and others interested in communicating with the Board (including non-management directors) may write to us at:

Ryman Hospitality Properties, Inc.

Attn: Corporate Secretary

One Gaylord Drive

Nashville, Tennessee 37214

The Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may review a log of all correspondence addressed to members of the Board and request copies of any such

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correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with our independent Lead Director, individual independent directors or the independent directors as a group by email at boardofdirectors@rymanhp.com.

Stock Ownership

The table below lists the beneficial ownership of our common stock as of March 17, 2016 (unless otherwise noted) by all directors, each of our NEOs, and the directors and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of our common stock, as obtained from SEC filings. The percentages shown are based on outstanding shares of common stock as of March 17, 2016. Unless otherwise noted, the address for each person listed is our principal office.

Beneficial Stock Ownership of Directors, Executive Officers and Large Stockholders Table

Name	Shares Owned(1)		Director Deferred Restricted Stock Units(2)	Stock Options Exercisable on or Prior to May 17, 2016	Total Shares Owned	% of Total Outstanding(3)
Colin V. Reed, NEO and Director	1,233,877	(4)	-	-	1,233,877	2.4%
Michael J. Bender, Director	6,430		13,305	6,098	25,833	*
Rachna Bhasin, Director	-		-	-	-	*
E. K. Gaylord II, Director	140,439		51,147	6,098	197,684	*
William F. Hagerty, IV, Director	2,000		-	-	2,000	*
D. Ralph Horn, Director	57,414		70,404	-	127,818	*
Ellen Levine, Director	22,511	(5)	-	6,098	28,609	*
Patrick Q. Moore, Director	1,474	(5)	-	-	1,474	*
Robert S. Prather, Jr., Director	3,960		17,009	-	20,969	*
Michael D. Rose, Director	105,123		25,816	-	130,939	*
Michael I. Roth, Director	33,201	(5)	-	6,098	39,299	*
Mark Fioravanti, NEO	148,119		-	19,363	167,482	*
Bennett Westbrook, NEO	33,848		-	-	33,848	*
Patrick Chaffin, NEO	14,262		-	-	14,262	*
Scott Lynn, NEO	12,173		-	-	12,173	*
All directors and executive officers (as a group)	1,826,923		177,681	43,755	2,048,359	4.0%
Vanguard Inc.	7,116,518	(6)	-	-	7,116,518	14.0%
GAMCO Investors, Inc.	6,167,889	(7)	-	-	6,167,889	12.1%
BlackRock, Inc.	3,475,487	(8)	-	-	3,475,487	6.8%
Sterling Capital Management LLC	3,328,557	(9)	-	-	3,328,557	6.5%

*	Less than one percent.

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(1)	This column includes shares of common stock issuable upon the vesting of RSUs that will vest on or prior to May 17, 2016. For a listing of the RSUs held by NEOs, see Outstanding Equity Awards at 2015 Fiscal Year End below. For a listing of the RSUs held by non-employee directors, see Director Compensation below.
(2)	Represents RSUs awarded to directors which have vested but receipt has been deferred. Also includes RSUs issued in lieu of cash director fees to participating directors. Directors may elect to defer receipt of RSUs awarded under our equity incentive plan until either a specified date or the director’s retirement or resignation from the Board. This column reflects shares issuable to each director at the end of the applicable deferral period.
(3)	In calculating the percentages of outstanding stock, each person’s stock options that are or will be exercisable prior to May 17, 2016 and each person’s RSUs that will vest on or prior to May 17, 2016 have been added to the total outstanding shares for such person’s calculation.
(4)	Includes 518,512 shares credited to Mr. Reed’s SERP, as defined in Other Compensation Information—Nonqualified Deferred Compensation below. Mr. Reed does not have voting or investment power with respect to these shares, and his sole right is to receive these shares upon termination of employment in accordance with the terms of his employment agreement.
(5)	For Ms. Levine, Mr. Moore and Mr. Roth, includes 1,474 shares each issuable upon the vesting of RSUs on May 7, 2016.
(6)	Based on information in: Amendment Number 2 to Schedule 13G filed with the SEC on February 9, 2016 by Vanguard Specialized Funds—Vanguard REIT Index Fund, which has sole voting power with respect to 3,322,580 shares; and Amendment Number 3 to Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group, Inc., which has sole voting power with respect to 171,417 shares, shared voting power with respect to 39,200 shares, sole dispositive power with respect 6,977,002 shares and shared dispositive power with respect to 139,516 shares. The address for the reporting persons is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(7)	Based on information in Amendment No. 42 to Schedule 13D filed with the SEC on June 20, 2014 jointly by GAMCO Investors, Inc. (“GBL”) and the following entities: GGCP, Inc. (“GGCP”); GGCP Holdings LLC (“Holdings”); Gabelli Funds, LLC (“Funds”); GAMCO Asset Management Inc. (“GAMCO”); Teton Advisors, Inc. (“Teton”); Gabelli Securities, Inc. (“GSI”); Gabelli & Company (“GC”); MJG Associates (“Associates”); Gabelli Foundation, Inc. (“Foundation”); MJG-IV Limited Partnership (“MJG-IV”); and Mario Gabelli. GGCP (which had sole voting and dispositive power with respect to 20,000 shares of common stock) makes investments for its own account and is the manager and member of Holdings, which is the controlling shareholder of GBL. GBL, a public company listed on the NYSE, is the parent company for a variety of companies engaged in the securities business, including those named below. GAMCO (which had sole voting power with respect to 4,625,440 shares of common stock and sole dispositive power with respect to 4,937,876 shares of common stock), a wholly-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940. GSI (which had sole voting and dispositive power with respect to 3,960 shares of common stock), a majority-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940 and serves as a general partner or investment manager to limited partnerships and offshore investment companies and other accounts. Funds, a wholly owned subsidiary of GBL, is a limited liability company. Funds (which had sole voting power with respect to 27,800 shares of common stock and sole dispositive power with respect to 1,120,850 shares of common stock) is an investment adviser registered under the Investment Advisers Act of 1940 which provides advisory services for registered investment companies. Teton (which had sole voting and dispositive power with respect to 8,900 shares of common stock) is an investment adviser registered under the Investment Advisers Act of 1940 which provides discretionary advisory services to registered investment companies. Associates (which had sole voting and dispositive power with respect to 1,000 shares of common stock) provides advisory services to private investment partnerships and offshore funds. Mario Gabelli is the sole shareholder, director and employee of Associates. The Foundation (which had sole voting and dispositive power with respect to 12,000 shares of common stock) is a private foundation. Mario Gabelli is the Chairman, a Trustee and Investment Manager of the Foundation. Elisa M. Wilson is President of the Foundation. Mario Gabelli is the controlling stockholder, Chief Executive Officer and a director of GGCP and Chairman and Chief Executive Officer of GBL. Mario Gabelli is also a member of Holdings. Mario Gabelli is the controlling shareholder of Teton. MJG-IV (which had sole voting and dispositive power with respect to 19,238 shares of common stock) is a family partnership in which Mario Gabelli is the general partner. Mario Gabelli has less than a 100% interest in MJG-IV. MJG-IV makes investments for its own account. Mario Gabelli disclaims ownership of the securities held by MJG-IV beyond his pecuniary interest. Mario Gabelli has sole voting and dispositive power with respect to 44,065 shares of common stock. The above reporting persons do not admit that they constitute a group. The address for all of the above reporting persons is One Corporate Center, Rye, New York 10580.
(8)	Based on information in Amendment No. 4 to Schedule 13G filed with the SEC on January 27, 2016 by BlackRock, Inc., which has sole voting power with respect to 3,361,927 shares and sole dispositive power with respect to 3,475,487 shares. The address for the reporting person is 55 East 52nd Street, New York, New York 10055.
(9)	Based on information in Amendment No. 3 to Schedule 13G filed with the SEC on January 29, 2016 by Sterling Capital Management LLC, which has sole voting and dispositive power with respect to 3,328,557 shares. Sterling Capital Management LLC is an investment adviser registered under the Investment Advisers Act of 1940. The address for the reporting person is 4350 Congress Street, Suite 1000, Charlotte, North Carolina 28209.

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Compensation Discussion and Analysis

Executive Summary

Overview

Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. In designing our executive compensation programs, our goals are to ensure that:

•	A significant portion of the total compensation paid to each named executive officer, or NEO, is in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and individual objectives and to both maximize stockholder value over the long-term and to align pay with stockholders’ interests;
•	A strong pay-for-performance philosophy synchronizes incentive payments with actual financial and business results relative to performance expectations;
•	Our pay decisions are transparent to all stakeholders and tethered to sound governance measures; and
•	Total compensation opportunity throughout our organization is market competitive to support recruitment and retention.

Our corporate objectives are to continue to increase funds available for distribution to our stockholders and to create long-term stockholder value. Consistent with these goals and objectives, the Human Resources Committee, which acts as our compensation committee, has developed and approved an executive compensation program providing for a range of compensation levels for our NEOs with the intent of rewarding strong performance and reducing compensation when our performance objectives are not achieved.

Company Highlights—2015 Financial and Operating Highlights

We believe that our results in 2015 reflect the continued strength of our Hospitality business, particularly the group meetings segment in which we focus. In 2015, we also experienced significant growth in our Entertainment business from the prior year, which reflected our investments in this business and the popularity of Nashville as a tourist destination. Our 2015 financial and operating highlights include:

We Increased Company Revenues to New Highs

✓	Company Total Revenues—Our total revenues for 2015 were $1.1 billion, an increase of 4.9% from 2014. This represents the highest level of revenues in our history.
✓	Operating Segment Revenues—Each of our operating business segments contributed to this revenue growth:
•	Hospitality—Hospitality segment (same-store) revenue(1) increased 3.5% from 2014 to $987.6 million.
•	Entertainment—Entertainment segment revenue increased 12.3% from 2014 to $97.5 million.

We Saw Increased Levels of Profitability Across All Operating Segments

✓	Adjusted Funds from Operations—Our Adjusted Funds from Operations, or AFFO(1), was $273.7 million, an increase of 13.9% from 2014. Our AFFO per basic share(1) was $5.34, an increase of 13.1% from 2014.
✓	Hospitality Business Segment Adjusted EBITDA—Our Hospitality business segment (same-store) generated Adjusted EBITDA(1) of $313 million, the highest level in our history and an increase of 9.5% from 2014.
✓	Entertainment Business Segment Adjusted EBITDA —Our Entertainment business segment generated Adjusted EBITDA(1) of $30.8 million, the highest level in our history and an increase of 11.8% from 2014.

(1)	Same-store results exclude the results associated with our AC Hotel at National Harbor, which opened in April 2015. AFFO, AFFO per basic share and segment-level Adjusted EBITDA are non-GAAP financial measures. For a definition of the non-GAAP financial measures used herein, an explanation of why we believe these measures present useful information to investors and a reconciliation of these measures to the most comparable GAAP financial measures, see Appendix A.

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We Prudently Managed Our Balance Sheet and Increased Dividends to Stockholders

✓	Capital Activity—In 2015 we successfully extended the maturity profile of our balance sheet and brought our fixed/floating rate interest rate exposure in line with our long-term goals. We also avoided the significant dilution that would have occurred when our remaining common stock purchase warrants matured by settling them in cash in early 2015.
✓	Increased Dividends—We increased our annual cash dividend by 22.7% in 2015 (as compared to 2014) to $2.70 per share, paying approximately $138 million in dividends to our stockholders in 2015 (including the dividends paid in January 2016 to holders of record as of December 30, 2015).

Company Highlights—Total Stockholder Return

The following chart shows how a $100 investment in our common stock on December 31, 2010 would have grown to $202.85 on December 31, 2015, with dividends reinvested quarterly. The chart also compares the TSR of our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the same period, with dividends reinvested quarterly.

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

	12/10	12/11	12/12	12/13	12/14	12/15
Ryman Hospitality Properties, Inc.	100.00	67.17	130.38	149.06	197.05	202.85
S&P 500	100.00	102.11	118.45	156.82	178.29	180.75
FTSE NAREIT Equity REITs	100.00	108.29	127.85	131.01	170.49	175.94

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Compensation Summary

The charts below illustrate the balance of the elements of target total compensation(2) during 2015 for Mr. Reed, our CEO, and the average of the other NEOs.

As the charts above indicate, a significant portion of our NEOs’ target total compensation is performance-based and is also aligned with the interests of our stockholders. Target total compensation for our CEO is weighted more toward long-term incentives than the other NEOs, as the Human Resources Committee wants to encourage our CEO, in particular, to focus on our long-term growth.

(2)	Percentage of total compensation as calculated above is based on the 2015 base salary and the value of executive-level perquisites paid to the NEO which were not paid generally to all employees, the 2015 short-term incentive compensation award (assuming achievement at the target level (such award was ultimately paid at 107% of the “target” payout level for the NEOs, as more fully described below, in addition to certain discretionary cash awards as described below)), the grant date fair value of the performance-based RSU awards granted in February 2015 (assuming vesting at the target achievement level) and the grant date fair value of the time-based RSU awards granted in February 2015 (including, in the case of Mr. Fioravanti, the time-based RSU awards granted in connection with his promotion to President). Each compensation element is outlined in more detail in the 2015 Summary Compensation Table set forth on page 49 below.

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Our Compensation Program

The key elements of the compensation program for our executive officers are:

Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2015 Decisions
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.	• Necessary to attract and retain qualified executives. • Compensate for roles and responsibilities.	• Level of responsibility. • Individual skills, experience and performance.	Our CEO received a 10.3% increase in base salary, and our other NEOs received increases ranging from 3.0% to 9.2%. See page 38.
Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives. • Reviewed annually and adjusted from year to year when appropriate.	• Motivate and reward executives. • Incentivizes the executives to meet our short-term financial and operational objectives.

•   AFFO was the financial goal for the plan and the only goal for all NEOs, except Mr. Reed’s goals were based 75% on the AFFO financial goal and 25% on designated strategic objectives, as described below.

Based on performance relative to the financial goal (and, in the case of our CEO, performance relative to designated strategic objectives), the committee approved a payout at 107% of the “target” payout for each NEO. Each NEO also received an additional amount of cash incentive compensation in recognition of his contribution to our operating and financial performance. See page 39.
Long-Term Equity Incentive Compensation	• Variable compensation. • Performance-based RSUs vesting over a three-year performance period. • Time-based RSUs vesting ratably over four years.

•   Motivate and reward executives.

•   Aligns the interests of executives and stockholders and focuses the executives on long-term objectives over a multi-year period.

•   Encourages retention through long-term vesting.

Performance-Based Awards

•   RSUs vest based on TSR relative to designated peer groups over a 3-year performance period.

•   Awards pay out at a range from 0% to 150% of target with no shares earned for performance below 50% of financial target.

Time-Based Awards

RSUs which vest in 25% increments over 4 years.

The mix of long-term equity incentive awards granted to NEOs was approximately 50% performance-based RSUs and 50% time-based RSUs, except for certain additional time-based awards to Mr. Fioravanti (in connection with his promotion to President) and to Mr. Chaffin and Mr. Lynn (to aid in the retention of these NEOs). See page 41.
Other Benefits	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	• Allow senior executives to participate in broad-based employee benefit programs. • Provide competitive benefits to promote the health and well-being of our executive officers.	• Level of benefits provided to all employees. • Benefits provided by other similarly-positioned companies.	Our NEOs received only modest executive-level perquisites. See page 43.

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2015 Compensation Decisions

Our Human Resources Committee (which functions as our compensation committee) annually reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall compensation philosophy and to compare our compensation programs to our peers. The committee also oversees our compensation programs.

Compensation Peer Group

For 2015, the committee used a compensation peer group of the following 11 companies:

American Campus Communities, Inc.	Mid-America Apartment Communities, Inc.
Ashford Hospitality Trust, Inc.	Post Properties, Inc.
Colonial Properties Trust	RLJ Lodging Trust
Diamondrock Hospitality Co.	Strategic Hotels & Resorts, Inc.
Kilroy Realty Corp.	Sunstone Hotel Investors, Inc.
LaSalle Hotel Properties

These companies were selected based on their industry focus and their status as a REIT, enterprise value, revenue size and debt to capital ratio. There were no changes to this peer group in 2015 from 2014.

The committee annually determines whether our overall executive compensation program is consistent with our business strategy and promotes our compensation philosophy. In determining target total annual compensation for each NEO, the committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, information with respect to the peer group set forth above, proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by AonHewitt, and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to our corporate performance, job tenure and future potential.

The committee does not set specific targets or utilize any formulaic benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation. In addition, the committee uses proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by our compensation consultant, AonHewitt, to obtain a general understanding of current compensation practices, including to confirm that the base salary and other elements of target total compensation opportunity for our executive officers is at a market-competitive level. The committee does not specifically target or benchmark in any formulaic manner any element of compensation or the total compensation payable to NEOs based on these factors.

Base Salary

Base salary is designed to compensate our NEOs for their roles and responsibilities and to provide a secure level of guaranteed cash compensation. We have employment agreements with Mr. Reed, Mr. Fioravanti and Mr. Westbrook that provide for a minimum base salary. We have severance agreements with Mr. Chaffin and Mr. Lynn that do not provide for any minimum base salary. Each NEO’s base salary was set based on:

•	the executive’s roles and responsibilities; and
•	the executive’s skills, experience and performance.

In 2015, base salary represented approximately 19% of our CEO’s total compensation package and (on average) approximately 30% of our other NEOs’ total compensation package (calculated in the manner described on page 36). The committee annually reviews the base salaries of each NEO and may make adjustments based on individual performance and changes in roles and responsibilities.

At its February 24, 2015 meeting, the committee reviewed the existing base salaries and perquisites for our NEOs. Specifically, the committee considered each NEO’s current base pay in relation to base salary levels paid to persons holding similar positions at peer companies. With respect to Mr. Reed, the committee also considered the company’s successful financial performance in 2014 and expected results in 2015, as well as his oversight of the company’s Entertainment business operations and the strategic initiatives currently being undertaken at this business. With respect to Mr. Fioravanti, the committee also considered the additional responsibilities associated with his appointment as President of the company, effective as of March 1, 2015, taking into account his current base pay as compared to base salary levels at similar positions at peer companies.

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Based on its review of the factors described above, the committee determined that the base salary amounts for the NEOs should be set at the following levels:

	2015 Base Salary ($)	% Change from 2014 Base Salary
Colin Reed	800,000	10.3%
Mark Fioravanti	475,000	8.6%
Bennett Westbrook	320,433	3.0%
Patrick Chaffin	280,000	8.7%
Scott Lynn	270,000	9.2%

Short-Term Cash Incentive Compensation

We provide annual cash incentive compensation designed to reward achievement of specific previously established short-term financial and strategic goals.

2015 Performance Goals

For 2015 the committee determined that the NEOs would have the opportunity to earn the following percentage of their base salary based on the achievement of the financial performance goals (and, in the case of Mr. Reed, designated strategic objectives) described below.

The 2015 percentages of base salary at the threshold, target and stretch levels for each NEO were set at the same percentages as in 2014.

	Threshold Level	Target Level	Stretch Level
Mr. Reed	75%	150%	300%
Mr. Fioravanti	50%	100%	200%
Mr. Westbrook	37.5%	75%	150%
Mr. Chaffin	37.5%	75%	150%
Mr. Lynn	37.5%	75%	150%

The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and stretch achievement levels was to be determined using straight-line interpolation.

In 2015, assuming performance at the target level of achievement, short-term cash incentive compensation represented approximately 28% of our CEO’s total compensation package and (on average) approximately 24% of our other NEOs’ total compensation package (calculated in the manner described on page 36).

In 2015, the performance targets, measured using AFFO as reported, excluding income tax expense or benefit (“Further Adjusted AFFO”), established by the committee were:

•	Threshold Performance Goal: Further Adjusted AFFO of $242.6 million.
•	Target Performance Goal: Further Adjusted AFFO of $269.6 million.
•	Stretch Performance Goal: Further Adjusted AFFO of $296.5 million.

The committee selected this performance metric because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties, and as such AFFO is one of the principal tools used by our management and the investment community in evaluating our financial performance as a REIT. These performance levels were set by the committee at the beginning of 2015 after thorough discussion with management regarding our anticipated financial performance. In choosing this goal, the committee considered the general economic climate expected in 2015, the expected conditions in the hospitality industry and our expected financial performance, including the guidance for 2015, as reflected in our earnings release issued in the first quarter of 2015. The committee intended the target performance goal to be a challenging level of achievement. The committee attempted to set the threshold, target and stretch performance goals to ensure that the relative level of difficulty of achieving these performance levels would be generally consistent with prior years.

The awards to the NEOs (other than Mr. Reed) were based solely on our level of achievement of Further Adjusted AFFO. The award to Mr. Reed was based 75% on our achievement of Further Adjusted AFFO and 25% on our achievement of the strategic objectives, approved in advance by the committee, of achieving effective capital allocation and balance sheet management, specifically including refinancing our existing indebtedness with near-term maturities and managing interest rate risk associated with floating rate indebtedness.

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When the committee established these targets at the beginning of 2015, it made a determination to adjust Further Adjusted AFFO for the year to exclude losses or expense related to certain extraordinary, non-recurring events or occurrences as set forth in our 2006 plan (and that the committee would have the discretion whether to exclude any such items of income or gain). In addition, under the terms of our 2006 plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. The committee also had the option of lowering the amount of, or not awarding, annual cash incentive compensation otherwise payable to an executive under the plan for 2015 if the executive did not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.

2015 Short-Term Incentive Compensation Awards

In analyzing our results for purposes of determining the level of achievement under the short-term incentive compensation plan, the committee reviewed our operating and financial results for 2015.

In performing its review, the committee made note of the following financial and operating highlights:

•	The financial results of our Hospitality business segment, which the committee believed reflected the continued strength of that business, particularly the group meetings sector in which we focus.
•	The improvements in the revenues and Adjusted EBITDA associated with our Entertainment business segment, which were significant increases from 2014 results.
•	Our efforts to prudently manage our balance sheet in 2015, including:

•	the amendment of our $700 million revolving credit facility, which extended the maturity of this facility to 2019 and improved the interest rate pricing of and covenants applicable to the facility; and
•	the issuance of $400 million in senior unsecured notes due in 2021 at an interest rate of 5% (with a portion of the proceeds from the issuance being used to fully repay an existing floating rate term loan).

These actions served to extend the maturity profile of our balance sheet and brought our fixed/floating rate interest rate exposure in line with our long-term goals.

•	The cash settlement in early 2015 of all of the remaining warrants to purchase our common stock, which avoided the significant dilution which would have occurred had these warrants been settled in shares of our common stock.
•	Our continued focus on returning capital to our stockholders, as evidenced by the 22.7% increase in the amount of our annual dividend in 2015 (as compared to 2014), which resulted in the payment of approximately $138 million in dividends on our common stock (including the fourth quarter dividend paid in early 2016 to holders of record as of December 30, 2015).

The committee determined that the company’s 2015 Further Adjusted AFFO was $273.5 million, which represented the company’s Further Adjusted AFFO, after excluding certain consulting costs and professional fees relating to a strategic review of our Entertainment business segment, and the incremental interest expense associated with our 5% senior notes which we issued in 2015. Under the terms of our 2006 plan, these expenses were automatically excluded from calculation of Further Adjusted AFFO under the plan due to the extraordinary, non-recurring nature of such expenses. As noted above, under the terms of our 2006 plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. Based on its review, however, the committee determined not to exercise this negative discretion for purposes of the 2006 plan since the expenses were in furtherance of our strategic objectives of determining a long-term strategic plan for our Entertainment business segment and bringing our fixed/floating interest rate exposure in line with our long-term goals.

The company’s Further Adjusted AFFO for 2015, calculated as described above, exceeded the “target” performance goal of $269.6 million. Using straight-line interpolation, this resulted in a payout level under the plan equal to 107% of the “target” payout level for all NEOs other than Mr. Reed. The committee also determined that Mr. Reed had met the individual strategic performance objectives described above,

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which, combined with the Further Adjusted AFFO achievement level described above, resulted in a payout level equal to 107% of the “target” payout level for Mr. Reed. The committee also determined that each NEO should receive an additional amount of cash incentive compensation, as listed in the table below, due to his contributions to the company’s operating and financial performance in 2015, including, in particular, with respect to: Mr. Reed, his efforts in overseeing the company’s senior management team and his contributions to the company’s financial results, as well as his oversight of the Entertainment business segment and the strategic review process of this business that we are currently undertaking; Mr. Fioravanti, his leadership of the successful balance sheet and capital markets activities completed by the company; Mr. Westbrook, his oversight of the company’s capital investments, including the completion of several successful development and construction projects; Mr. Chaffin, his efforts in effectively supervising the company’s relationship with the manager of its hotel properties; and Mr. Lynn, his oversight of the company’s legal and compliance activities associated with its balance sheet, capital markets and development activities.

The committee also reviewed the annual performance rating of each NEO and determined that each NEO met the minimum level performance rating. As a result, the committee approved the following short-term cash incentive compensation awards:

	Calculated Short-Term Cash Incentive Compen- sation ($)	Additional Short- Term Cash Incentive Compen- sation ($)	Total Short- Term Cash Incentive Compen- sation(1) ($)
Mr. Reed	1,343,456	156,544	1,500,000
Mr. Fioravanti	536,183	63,817	600,000
Mr. Westbrook	272,987	27,013	300,000
Mr. Chaffin	235,812	39,188	275,000
Mr. Lynn	227,180	47,820	275,000

(1)	The estimated “threshold,” “target” and “stretch” payout levels for each NEO established under the short-term cash incentive plan for 2015 are listed in 2015 Grants of Plan-Based Awards below.

2015 Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation plan is designed to align the interests of our NEOs and stockholders and focus our NEOs on long-term objectives over a multi-year period. Long-term equity incentive awards are also intended to attract and retain our NEOs through long-term vesting. In 2015, long-term equity incentive compensation represented approximately 51% of our CEO’s total compensation package and (on average) approximately 44% of our other NEOs’ total compensation package (calculated in the manner described on page 36).

Long-Term Equity Incentive Compensation Plan Components

Our long-term equity incentive plan components are:

Performance-Based RSUs:

•	Vest over a three-year period based on our TSR over the award cycle, as compared to our peers.
•	Awards settled in stock, with cash dividends on RSUs being paid only upon RSUs that ultimately vest upon the achievement of performance goals.
•	Granted only to the NEOs and senior executives.

Time-Based RSUs:

•	Annual time-based RSU awards vest in equal amounts over four years, beginning on the first anniversary of the grant date. In certain cases, in connection with a promotional RSU grant or to aid in retention, the committee may designate that certain time-based RSU awards will vest in equal installments over two years, beginning on the third anniversary of the grant date.
•	Awards settled in stock, with dividends on RSUs held by our NEOs being paid in additional RSUs only upon RSUs that ultimately vest.
•	Granted to the NEOs, as well as to other eligible employees.

2015 Long-Term Equity Incentive Compensation Awards

For 2015, the committee discussed with AonHewitt the most appropriate way to motivate and retain our executives. The committee believed it was important to continue to use RSU awards instead of stock options to better align the interests of our executives with our stockholders, to encourage executive retention and to conform to compensation practices in the REIT industry.

As a result of these discussions, the committee decided to structure long-term equity incentive

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compensation awards in 2015 as a combination of performance-based RSUs and time-based RSUs. The determination of the number of RSUs to award to each NEO was based on a number of factors including but not limited to corporate and individual performance, historical grants and competitive practices. In the case of Mr. Fioravanti, the committee determined it was appropriate to make an additional award of time-based RSUs in connection with his appointment as President of the company, effective as of March 1, 2015. In the case of Mr. Chaffin and Mr. Lynn, the committee determined it was appropriate to make an additional award of time-based RSUs to aid in retention of these executives.

As a result of the determinations discussed above, on February 24, 2015, the committee made the following long-term incentive compensation awards to the NEOs:

	Performance- Based RSU Awards(1) (#)	Annual Time- Based RSU Awards(2) (#)	Additional Time- Based RSU Awards (#)
Mr. Reed	17,059	17,989	-
Mr. Fioravanti	6,077	6,409	8,545	(3)
Mr. Westbrook	2,733	2,882	-
Mr. Chaffin	1,791	1,889	2,518	(2)
Mr. Lynn	1,727	1,821	2,428	(2)

(1)	Up to 150% of the performance-based RSUs listed above will vest on March 15, 2018 based on our TSR performance over the three-year award cycle (January 1, 2015 – December 31, 2017) relative to the median of the TSR performance of the 2015 Performance Peer Groups described below.
(2)	These RSUs vest ratably over four years, beginning on March 15, 2016.
(3)	The awards granted in connection with Mr. Fioravanti’s appointment as President of the company, effective as of March 1, 2015, will vest 50% on March 15, 2018 and 50% on March 15, 2019.

2015 Performance-Based RSU Awards (2015-2017 Performance Period)

The amount of the performance-based RSUs which will ultimately vest on March 15, 2018 will be determined by comparing our TSR performance during the performance period (January 1, 2015 – December 31, 2017) relative to the median of the TSR performance of the following two peer groups (the “2015 Performance Peer Groups”), weighted equally: (1) our 2015 compensation peer group listed above; and (2) the following companies within the FTSE NAREIT Lodging Resorts Index selected by the committee:

Ashford Hospitality Prime, Inc. Ashford Hospitality Trust, Inc. Chatham Lodging Trust Chesapeake Lodging Trust Diamondrock Hospitality Co. FelCor Lodging Trust Inc. Hersha Hospitality Trust Hospitality Properties Trust Host Hotels & Resorts, Inc.

Innsuites Hospitality Trust LaSalle Hotel Properties Pebblebrook Hotel Trust

RLJ Lodging Trust

Sotherly Hotels Inc.

Strategic Hotels & Resorts, Inc.

Summit Hotel Properties, Inc.

Sunstone Hotel Investors, Inc.

Supertel Hospitality, Inc.

Specifically, the awards will vest as follows:

Company TSR Performance	% of Award Vesting
Greater than 15 percentage points above the median TSR performance of the 2015 Performance Peer Groups	150%
Equal to the median TSR performance of the 2015 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2015 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2015 Performance Peer Groups	0%

If the performance achieved falls in between the established performance goal levels, the percentage of the award earned by the NEO will be determined using straight-line interpolation and rounding to the nearest full share. The awards also provide that if our TSR is negative, on an absolute basis, the committee may, in its discretion, reduce by 25% the number of awards ultimately vesting. In no event will the final value of the award exceed 500% of the fair market value of our common stock on the grant date of February 24, 2015. The committee believes that limiting the maximum value of the award ensures the NEOs are not disproportionally awarded for performance.

The committee also retains the discretion to re-evaluate the 2015 Performance Peer Groups for each fiscal year to take into account changes to the composition of the 2015 Performance Peer Groups (i.e., corporate changes such as mergers or delistings), or to otherwise modify the terms of the award to take into account such other factors which

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the committee in its sole discretion may determine. The committee has not exercised this discretion in connection with the 2015 performance-based RSU awards except to reflect certain corporate changes in the peer group companies.

The committee believed the amount of these awards was appropriate given our compensation philosophy and objectives, specifically noting that achievement of greater than “target” level performance would have also resulted in higher than average TSR to our stockholders, as compared to our peers. In 2015, performance-based RSUs represented approximately 26% of our CEO’s total compensation package and (on average) approximately 15% of our other NEOs’ total compensation package (calculated in the manner described on page 36).

2015 Time-Based RSU Awards

The time-based RSUs granted to the NEOs reflected in the chart above vest ratably over four years, beginning on March 15, 2016. In addition, the committee designated 8,545 of the RSU awards granted to Mr. Fioravanti as promotional RSU awards in connection with his promotion to President effective as of March 1, 2015, and these awards vest 50% on March 15, 2018 and 50% on March 15, 2019. The committee believed the amount of the time-based RSU awards made to our NEOs was appropriate given our compensation philosophy and objectives, including the need to retain our executives. In 2015, time-based RSUs represented approximately 25% of our CEO’s total compensation package and (on average) approximately 29% of our other NEOs’ total compensation package (calculated in the manner described on page 36).

Vesting of 2013 Performance-Based RSU Awards in February 2016 (2013-2015 Performance Period)

In February 2013 we awarded performance-based RSUs to each NEO, which ultimately were to vest based on the company’s TSR performance over the 3-year award cycle (2013-2015), as compared to the TSR for the designated performance peer groups during the same performance period.

Specifically, the awards were to vest as follows:

Company TSR Performance	% of Award Vesting
Greater than 15 percentage points above the median TSR performance of the 2013 Performance Peer Groups	150%
Equal to the median TSR performance of the 2013 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2013 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2013 Performance Peer Groups	0%

Our TSR over the performance period, calculated pursuant to the terms of the performance-based RSU agreements, was 28 percentage points above the median TSR performance of the designated performance peer groups.

As a result, the 2013 performance-based RSUs ultimately vested at the 150% level in February 2016 as follows:

2013 Performance- Based RSU Awards Vesting in February 2016 (#)
Colin Reed	34,500
Mark Fioravanti	12,000
Bennett Westbrook	4,500
Patrick Chaffin	2,250
Scott Lynn	2,250

Benefits and Perquisites

Our benefit programs are based upon an assessment of competitive market factors and a determination of what is needed to attract and retain qualified executives. Our primary benefits for executives include participation in our broad-based plans at the same cost as other employees. These plans include a tax qualified 401(k) savings plan (with matching contributions equal to 4% of a participant’s pay), health and dental plans and various disability and life insurance plans.

We also provide a limited amount of executive-level perquisites to our NEOs and other designated senior executives, including the ability to participate in our unfunded, unsecured, supplemental deferred compensation plan, or SUDCOMP, with a company

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matching component. Details about our SUDCOMP may be found under Other Compensation Information—Nonqualified Deferred Compensation on page 55.

Our directors, NEOs and other employees routinely use commercial air service for business travel, and we generally reimburse them only at the coach or business class rate.

Although we do not own a corporate airplane, we do maintain a limited aircraft program to provide our executives with timely and cost-effective travel alternatives in connection with our business activities. We do not operate any aircraft, own or lease a hangar or employ pilots. Instead, we have purchased a fractional interest in an aircraft. We pay a fixed monthly fee, plus a variable charge for hours actually flown. Our directors, NEOs and other employees use this aircraft for selected business trips when commercial air service is unavailable or otherwise impractical, based on the availability and cost of commercial air service, the travel time involved, the number of employees traveling and the need for flexible travel arrangements. All travel under this program must be approved by our CEO.

Mr. Reed’s employment agreement provides that he is entitled to a limited amount of personal aircraft usage on an annual basis. We also make the aircraft available to our other executives for limited personal use, which is typically limited to permitting the executive’s spouse or other family member to accompany the executive on required business travel. We believe allowing limited personal use of our aircraft program serves to reduce our executives’ personal travel time and to increase the time they can conduct company business on our behalf.

For more information about this perquisite, and amounts reported as income in 2015 for each NEO, see the All Other Compensation table on page 50.

These executive-level perquisites represented approximately 2% of our NEOs’ total compensation package (calculated in the manner described on page 36).

As part of our REIT restructuring transactions in 2012, in addition to their voluntary reductions in base pay, Mr. Reed, Mr. Fioravanti and Mr. Westbrook voluntarily agreed to amend their employment agreements to remove the car allowance and annual financial planning cash perquisites previously paid to them. The severance agreements for Mr. Chaffin and Mr. Lynn do not provide for any perquisites.

When we recruited Mr. Reed to join our company in 2001, we agreed to pay Mr. Reed a retirement benefit pursuant to a Custom Mid-Career Supplemental Employee Retirement Plan, or SERP.

This benefit, which is described in Other Compensation Information—Nonqualified Deferred Compensation below, was in the committee’s view essential to attracting Mr. Reed to employment with us and has also proved valuable in securing his extended employment. The company has fully satisfied its funding obligations under the SERP by previously paying, in total, $3.5 million to Mr. Reed’s SERP account (as described below), and the current balance in Mr. Reed’s SERP account in excess of such amount is attributable to investment gains and losses associated with the assets in the SERP account (currently shares of our common stock).

Other Compensation Information

Stock Ownership and Retention Guidelines

The committee has adopted stock ownership guidelines for our senior executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in our company, thereby linking their interests with those of our stockholders. These guidelines provide that within five years of becoming a senior executive, each executive must own (by way of shares owned directly or indirectly (including through our 401(k) plan) and shares represented by unvested time-based RSUs, but not including unexercised stock options or performance-based RSUs) common stock with a value of either five times (5x) base salary for Mr. Reed, three times (3x) base salary for Mr. Fioravanti, and two times (2x) base salary for the other NEOs and other executives subject to these guidelines. The guidelines also provide that if an executive is not currently in compliance with this guideline (regardless of the compliance grace period), the executive must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options.

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As of January 31, 2016 (the annual compliance date) all of the NEOs were in compliance with the guidelines, as follows:

	Required Ownership as of January 31, 2016(1)	Shares Owned
Colin Reed	85,197	1,217,240(2)
Mark Fioravanti	30,351	165,316(3)
Bennett Westbrook	13,650	37,483(3)
Patrick Chaffin	11,928	19,994(3)
Scott Lynn	11,502	17,453(3)

(1)	The number of shares required to be owned by an NEO is an amount equal to (i) the product obtained by multiplying the NEO’s current base salary times the applicable multiple (5x for Mr. Reed, 3x for Mr. Fioravanti, and 2x for the other NEOs) divided by (ii) the closing market price of our common stock on January 29, 2016 ($46.95) (the last trading day prior to January 31, 2016).
(2)	Includes 511,356 shares credited to Mr. Reed’s SERP and 82,018 shares of common stock issuable upon the vesting of time-based RSUs.
(3)	Includes the following number of shares of common stock issuable upon the vesting of time-based RSUs: Mr. Fioravanti: 34,780; Mr. Westbrook: 10,645; Mr. Chaffin: 10,652; and Mr. Lynn: 9,524.

Post-Termination Benefits

The committee believes that severance and change of control benefits assist in attracting and retaining qualified executives. The committee believes these benefits have proven particularly important in providing for continuity of management during the period following our REIT conversion and transition-related efforts. The levels of payments and benefits upon termination were set to be at a market- competitive level based upon each executive’s experience and level in the organization.

Mr. Reed, Mr. Fioravanti and Mr. Westbrook have employment agreements that provide for cash severance payments and certain other benefits if termination occurs without “cause” or if the executive leaves for “good reason” (as defined in their employment agreement). These agreements also provide for cash compensation and certain other benefits in the event of termination following a “change of control” of the company (i.e., a “double trigger”). Mr. Chaffin and Mr. Lynn have severance agreements that provide for cash compensation and certain other benefits only in the event of termination following a “change of control” of the company (i.e., a “double trigger”).

In addition, no tax gross-ups are provided in connection with any severance payments to our NEOs. Information regarding these payments, including a definition of key terms and the amount of benefits that would have been received by our NEOs had termination occurred on December 31, 2015, is found under Potential Payments on Termination or Change of Control on page 57.

Tax Deductibility Considerations

The committee’s policy is to consider the tax treatment of compensation paid to our executive officers with appropriate rewards for their performance. Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for their compensation in excess of $1.0 million paid to their chief executive officers and certain of their other executive officers unless designated performance and other requirements are met. We generally intend to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers. However, the committee believes that stockholder interests are best served if it retains discretion and flexibility in awarding compensation to our NEOs, even where the compensation paid under such programs may not be fully deductible, and the committee has approved and may approve the payment of compensation that is outside the deductibility limitations of Section 162(m).

Because we qualify as a REIT for Federal income tax purposes, we expect to distribute at least 100% of our net taxable income each year and therefore will not pay Federal income tax on our REIT taxable income. As a result, based on the level of cash compensation paid to our executive officers, we do not expect that the possible loss of a Federal income tax deduction would materially impact our income tax liability. The committee will continue to monitor the tax and other consequences of our executive compensation programs as part of its primary objective of ensuring that compensation paid to our executives is reasonable, performance-based and consistent with our goals.

Equity Grant Practices

The 2006 plan allows the committee to grant various types of equity awards to any eligible employee, including the NEOs. Annual equity awards to executives are approved by the committee and occur

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on the date of our first quarterly committee meeting of each year. Consistent with the terms of the 2006 plan, the committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team, which are then ratified by the committee.

These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU award determined by dividing the dollar amount by the closing market price of our stock on the date immediately prior to the grant date. Annual RSU awards for directors are approved by the committee and are granted on the date the director is elected to the Board. These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU grant determined by dividing the dollar amount by the closing market price of our stock on the date immediately prior to the grant date.

Role of the Human Resources Committee and Management

The committee awards compensation to our NEOs and other executives consistent with our philosophy that compensation paid to our executives be fair, reasonable and competitive. The committee establishes and monitors compliance with our compensation philosophy, and the committee also oversees the development and administration of our compensation programs. Our management is responsible for the administration of our compensation programs once approved by the committee.

The committee makes all compensation decisions with respect to our NEOs, which are ratified by our Board. Our CEO annually reviews the performance of, and provides compensation recommendations for, each NEO (other than the CEO). In the case of the CEO, the CEO provides the committee with a self-assessment of his performance.

The committee then reviews these items and discusses and approves compensation for each NEO based on the considerations previously discussed.

For a complete description of the committee’s members and its responsibilities, as well as information regarding the authority of our CEO to make limited equity grants to new members of our management team, see Committees of the Board on page 26. You may also view the committee’s charter on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).

Role of the Compensation Consultant

The committee has retained AonHewitt as its outside compensation consultant since 2013. During 2015, AonHewitt regularly attended committee meetings and reported directly to the committee on matters relating to compensation for our executives. During 2015 the committee requested that AonHewitt:

•	Analyze the compensation for our NEOs and other executives and assess how target and actual short-term incentive compensation aligned with our compensation philosophy and objectives.
•	Develop recommendations for the committee on the size and structure of long-term incentive compensation awards.
•	Assist the committee in the review of this proxy statement and this Compensation Discussion and Analysis.
•	Provide the committee with ongoing advice and counsel on market compensation practices, trends and legal and regulatory changes and their impact on our compensation programs.

Advisory Vote on Executive Compensation

At our annual meeting in May 2015, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. In our say-on-pay vote, approximately 86% of the stockholder votes, excluding broker non-votes, were cast in favor of the say-on-pay resolution. As the committee reviewed our compensation practices, it was mindful of the level of support our stockholders had previously expressed for our compensation programs, including our “pay for performance” philosophy and emphasis on variable compensation.

The committee intends to continue to consider the outcome of future advisory say-on-pay votes when making executive compensation decisions.

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2016 NEO Compensation

At its February 24, 2016 meeting, the committee reviewed and approved the compensation to be paid to the NEOs for 2016, in light of our compensation philosophy described above.

Base Salary

The committee determined that base salaries for 2016 should be increased as follows:

	2016 Base Salary ($)	% Increase from 2015 Base Salary
Colin Reed	850,000	6.3%
Mark Fioravanti	500,000	5.3%
Bennett Westbrook	335,000	4.5%
Patrick Chaffin	300,000	7.1%
Scott Lynn	300,000	11.1%

Short-Term Cash Incentive Compensation

The committee also established criteria for short-term cash incentive compensation pursuant to the 2006 plan.

The committee determined that each NEO will have the opportunity to earn the following percentage of his base salary based on the achievement of the AFFO goals (and, in the case of Mr. Reed, designated strategic objectives) established by the committee, at the following threshold, target and stretch levels:

	Threshold Level	Target Level	Stretch Level
Colin Reed	75%	150%	300%
Mark Fioravanti	62.5%	125%	250%
Bennett Westbrook	50%	100%	200%
Patrick Chaffin	50%	100%	200%
Scott Lynn	50%	100%	200%

In choosing the AFFO “target” performance goal for 2016, the committee considered the general economic climate expected in 2016, the expected conditions in the hospitality industry and our expected financial performance, including the guidance for 2016, as reflected in our earnings release issued in the first quarter of 2016. In setting these goals, the committee attempted to set performance goals to ensure that the relative level of difficulty of achieving these levels was consistent with prior years.

In establishing these targets for 2016, the committee has made a determination to adjust AFFO for the year to exclude losses or expense related to certain extraordinary, non-recurring events or occurrences as set forth in the 2006 plan (and the committee determined that it would have the discretion whether to exclude any such items of income or gain).

In addition, under the terms of the 2006 plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. The committee also has retained the discretion to lower the amount of, or not award, annual cash incentive compensation otherwise payable to an executive under the plan for 2016 if the executive does not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.

Long-Term Equity Incentive Compensation

The committee also made the following long-term equity incentive compensation awards to the NEOs:

	Performance- Based RSU Awards(1) (#)	Time- Based RSU Awards(2) (#)
Colin Reed	23,850	21,952
Mark Fioravanti	8,418	7,748
Bennett Westbrook	3,765	3,466
Patrick Chaffin	3,367	3,099
Scott Lynn	3,367	3,099

(1)	Up to 150% of the performance-based RSUs listed above will vest on March 15, 2019 based on our TSR performance over the three-year award cycle (January 1, 2016 – December 31, 2018) relative to the median of the TSR performance of the designated performance peer groups for such awards.
(2)	The time-based RSUs vest ratably over four years, beginning March 15, 2017.

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Human Resources Committee Report

The following report of the Human Resources Committee does not constitute soliciting material and should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report herein.

The Human Resources Committee (which functions as our compensation committee), comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the company’s management. Based on its review and these discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in these proxy materials.

Human Resources Committee:

Michael I. Roth, Chairman

D. Ralph Horn

Ellen Levine

Robert S. Prather, Jr.

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Executive Compensation

The Summary Compensation Table below shows compensation information about our principal executive officer, our principal financial officer and the three other most highly compensated executive officers as of December 31, 2015 other than our principal executive officer and principal financial officer. As required by SEC rules, the compensation amounts listed below include non-cash items such as the grant date fair value of equity awards (some of which are performance-based and may or may not ultimately be earned).

2015 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation(4) ($) (g)	Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation(5) ($) (i)	Total ($) (j)
Colin Reed Chairman & Chief Executive Officer	2015	782,830	156,544	2,110,036	-	1,343,456	-	66,555	4,459,421
	2014	712,445	-	1,904,750	-	2,137,932	-	64,472	4,819,599
	2013	670,149	70,375	2,056,200	-	929,625	-	60,422	3,786,771
Mark Fioravanti President & Chief Financial Officer	2015	469,407	63,817	1,265,263	-	536,183	-	36,155	2,370,825
	2014	434,945	-	802,000	-	869,771	-	35,524	2,142,240
	2013	425,198	50,000	715,200	-	382,500	-	34,165	1,607,063
Bennett Westbrook SVP, Development	2015	318,447	27,013	338,047	-	272,987	-	27,664	984,158
	2014	309,830	-	305,402	-	464,594	-	27,747	1,107,573
	2013	305,183	-	268,200	-	205,875	-	26,189	805,547
Patrick Chaffin SVP, Asset Management	2015	274,975	39,188	367,066	-	235,812	-	17,197	934,238
	2014	255,907	16,277	300,750	-	383,723	-	9,316	965,973
	2013	250,178	25,000	134,100	-	112,500	-	8,499	530,277
Scott Lynn SVP & General Counsel	2015	264,876	47,820	353,919	-	227,180	-	20,369	914,164
	2014	245,676	1,626	300,750	-	368,374	-	19,175	935,601
	2013	240,149	25,000	134,100	-	108,000	-	13,923	521,172

(1)	Amounts shown are not reduced to reflect the NEO’s contributions to our 401(k) plan or elections to defer receipt of salary under our SUDCOMP plan. Amounts shown are the amounts actually paid to the NEO during the year and reflect, to the extent applicable, any changes in the base salary during the year.
(2)	Represents an additional cash bonus award paid to the NEO in recognition of their contributions to the company’s operating and financial performance for the applicable fiscal year as described in the Compensation Discussion and Analysis above. Cash incentive compensation paid to each NEO pursuant to our short-term cash incentive compensation plan is reflected in the column above entitled Non-Equity Incentive Plan Compensation.
(3)

Represents a non-cash amount equal to the grant date fair value of the time-based RSU awards and performance-based RSU awards granted to the NEO, determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 6 to our consolidated financial statements for the three years ended December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on

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February 26, 2016, for the assumptions made in determining grant date fair value. The maximum dollar value of the performance-based RSU awards granted in 2015 (based on the grant-date fair value and assuming vesting at the stretch (150%) performance level) are as follows: Mr. Reed: $1,605,710;
Mr. Fioravanti: $572,029; Mr. Westbrook: $257,275; Mr. Chaffin: $168,609; and Mr. Lynn: $162,585.
(4)	Represents amounts paid under our short-term cash incentive compensation plan.
(5)	The table below lists the components of the All Other Compensation amount for each NEO listed above:

Name	Company Match to 401(k) Plan ($)(a)	Company Match to SUDCOMP Plan ($)(b)	Group Term Life ($)(c)	Executive LTD ($)(d)	Other ($)(e)	Total ($)
Colin Reed	10,600	25,939	23,603	3,024	3,389	66,555
Mark Fioravanti	10,600	15,381	6,909	3,265	-	36,155
Bennett Westbrook	10,600	10,353	4,095	2,616	-	27,664
Patrick Chaffin	-	11,002	2,815	2,216	1,164	17,197
Scott Lynn	5,848	9,072	2,589	2,278	582	20,369

(a)	We make matching contributions to the 401(k) plan accounts of the NEOs as described in Compensation Discussion and Analysis above.
(b)	We make matching contributions to the SUDCOMP accounts of the NEOs as described in Nonqualified Deferred Compensation below. Does not include company matching amounts for SUDCOMP deferrals with respect to 2014 short-term cash incentive plan payments made in 2015.
(c)	Represents the cost associated with the executive group term life insurance not made available generally to other employees.
(d)	Represents the cost associated with the executive long term disability insurance not made available generally to other employees.
(e)	Represents, for Mr. Reed, Mr. Chaffin and Mr. Lynn, personal usage of aircraft. For purposes of reporting the value of personal usage of aircraft in this table, we use the incremental cost of such personal usage, calculated by estimating the direct variable operating cost of the aircraft on a per mile basis. These costs include the cost of fuel, maintenance, landing and parking fees, crew travel expenses and supplies. For trips by NEOs that involved mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level valuation method. No tax gross-ups are provided for this imputed income.

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2015 Grants of Plan-Based Awards

The table below shows information about (1) the threshold, target and stretch (i.e., maximum) level of annual cash incentive awards for our NEOs for performance during 2015, and (2) RSU awards granted to our NEOs during 2015 under our long-term equity incentive compensation plan.

2015 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)(i)		Grant Date Fair Value of Stock Awards(4) ($)(j)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Colin Reed		587,019	1,174,038	2,348,077	-	-	-	-		-
	2/24/15	-	-	-	8,530	17,059	25,589	-		1,070,452
	2/24/15	-	-	-	-	-	-	17,989		1,039,584
Mark Fioravanti		234,635	469,269	938,538				-		-
	2/24/15	-	-	-	3,039	6,077	9,116	-		381,332
	2/24/15	-	-	-	-	-	-	14,954	(5)	883,931
Bennett Westbrook		119,355	238,709	477,419	-	-	-	-		-
	2/24/15	-	-	-	1,367	2,733	4,100	-		171,496
	2/24/15	-	-	-	-	-	-	2,882		166,551
Patrick Chaffin		103,053	206,106	412,212	-	-	-	-		-
	2/24/15	-	-	-	896	1,791	2,687	-		112,385
	2/24/15	-	-	-	-	-	-	4,407		254,681
Scott Lynn		99,277	198,554	397,108	-	-	-	-		-
	2/24/15	-	-	-	864	1,727	2,591	-		108,369
	2/24/15	-	-	-	-	-	-	4,249		245,550

(1)	Represents threshold, target and stretch performance goal achievement payout levels established under our annual short-term cash incentive plan for 2015 performance. See the Non-Equity Incentive Plan Compensation column of the 2015 Summary Compensation Table above for the amount actually paid to each NEO for 2015 performance.
(2)	Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period beginning January 1, 2015 and ending December 31, 2017. See Compensation Discussion and Analysis—2015 Compensation Decisions—2015 Long-Term Equity Incentive Compensation for a discussion of the terms of these RSUs.
(3)	Consists of time-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU is equivalent to one share of common stock on the date of grant. Except with respect to the 8,545 RSUs awarded to Mr. Fioravanti in connection with his appointment as President of the company (which vest 50% on the third and fourth anniversary of the grant date), all of the RSUs reflected in the chart above vest 25% on each of the first through fourth anniversaries of the grant date.
(4)	Grant date fair value of the RSU awards to the NEOs is determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 6 to our consolidated financial statements for the three years ended December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, for the assumptions made in determining grant date fair value.
(5)	Consists of 8,545 RSUs awarded in connection with Mr. Fioravanti’s appointment as President of the company, effective as of March 1, 2015, and 6,409 RSUs awarded as long-term equity incentive compensation.

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Outstanding Equity Awards at 2015 Fiscal Year End

The table below shows information about the outstanding equity awards held by our NEOs as of December 31, 2015.

Outstanding Equity Awards at 2015 Fiscal Year End Table

	Option Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)(c)	Option Exercise Price ($)(d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested(2) (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)(g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)(h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)(i)
Colin Reed	21,345	-	28.13	2/2/21	-	-	-	-
	35,676		24.40	2/8/22	-	-	-	-
	-	35,675	24.40	2/8/22	-	-	-	-
	-	-	-	-	80,937	4,179,587	-	-
	-	-	-	-	-	-	75,309	3,888,957
Mark Fioravanti	4,727	-	28.13	2/2/21	-	-	-	-
	7,318	-	24.40	2/8/22	-	-	-	-
	-	7,318	24.40	2/8/22	-	-	-	-
	-	-	-	-	34,323	1,772,440	-	-
	-	-	-	-	-	-	28,077	1,449,896
Bennett Westbrook	-	3,049	24.40	2/8/22	-	-	-	-
	-	-	-	-	10,507	542,582	-	-
	-	-	-	-	-	-	11,041	570,157
Patrick Chaffin	-	-	-	-	10,513	542,891	-	-
	-	-	-	-	-	-	7,791	402,327
Scott Lynn	-	-	-	-	9,401	485,468	-	-
	-	-	-	-	-	-	7,727	399,022

(1)	The following table provides information as of December 31, 2015 with respect to the vesting of each NEO’s outstanding unexercisable options:

Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Bennett Westbrook	Patrick Chaffin	Scott Lynn
2/8/2012	2/8/2016	35,675	7,318	3,049	-	-

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(2)	The following table provides information as of December 31, 2015 with respect to the vesting of each NEO’s outstanding time-based RSUs (including additional RSUs accrued with respect to dividends paid):

Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Bennett Westbrook	Patrick Chaffin	Scott Lynn
2/8/2012	2/8/2016	29,776	6,087	2,704	2,028	1,081
2/14/2013	2/14/2016	6,569	2,286	857	429	429
2/26/2014	2/26/2016	6,454	2,717	1,034	1,019	1,019
2/24/2015	3/15/2016	4,666	1,663	747	1,143	1,102
2/14/2013	2/14/2017	6,569	2,286	856	428	428
2/26/2014	2/26/2017	6,453	2,717	1,034	1,019	1,019
2/24/2015	3/15/2017	4,666	1,662	747	1,143	1,102
2/26/2014	2/26/2018	6,453	2,716	1,034	1,018	1,018
2/24/2015	3/15/2018	4,666	6,095	747	1,143	1,102
2/24/2015	3/15/2019	4,665	6,094	747	1,143	1,101

(3)	Market value was determined based on the December 31, 2015 NYSE closing price of our common stock ($51.64).
(4)	The following table provides information with respect to the vesting of the performance-based RSUs granted to each NEO:

Grant Date	Vesting Date	Colin Reed	Mark Fioravanti	Bennett Westbrook	Patrick Chaffin	Scott Lynn
2/14/2013(a)	2/14/2016	34,500	12,000	4,500	2,250	2,250
2/26/2014(b)	2/26/2017	23,750	10,000	3,808	3,750	3,750
2/24/2015(b)	3/15/2018	17,059	6,077	2,733	1,791	1,727

(a)	The number of shares listed above with respect to the February 14, 2013 performance-based RSU grant assume vesting at the stretch (150%) performance level. The RSUs ultimately vested at this payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. See Compensation Discussion and Analysis—2015 Compensation Decisions—2015 Long-Term Equity Incentive Compensation for a discussion of the terms of these RSUs.
(b)	The number of RSUs listed above with respect to the February 26, 2014 grant assume vesting at the target (100%) performance level, and the number of RSUs listed above with respect to the February 24, 2015 grant assume vesting at the target (100%) performance level, in each case taking into account performance to date with respect to the performance metrics under the award agreement. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period (a period from January 1, 2014 to December 31, 2016 for the February 26, 2014 awards; and a period from January 1, 2015 to December 31, 2017 for the February 24, 2015 awards). See Compensation Discussion and Analysis—2015 Compensation Decisions—2015 Long-Term Equity Incentive Compensation for a discussion of the terms of these RSUs.

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2015 Option Exercises and Stock Vested

The table below shows information about the exercise of stock options by the NEOs and the vesting of the NEOs’ RSU awards in 2015.

2015 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired Upon Exercise (#)(b)	Value Realized Upon Exercise(1) ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting(2) ($)(e)
Colin Reed	-	-	119,439	6,825,672
Mark Fioravanti	-	-	26,678	1,524,530
Bennett Westbrook	5,428	187,131	11,531	658,943
Patrick Chaffin	-	-	4,475	249,604
Scott Lynn	-	-	3,274	183,231

(1)	Equal to the number of shares of common stock issued upon exercise of the stock option multiplied by the difference between (1) the fair market value of our common stock upon exercise and (2) the option exercise price.
(2)	Equal to the number of shares of common stock issued upon vesting of RSUs multiplied by the closing market price of our common stock on the NYSE on the day prior to the vesting date.

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Other Compensation Information

Pension Benefits

No NEOs participate in our frozen defined benefit plan.

Nonqualified Deferred Compensation

Supplemental Deferred Compensation

Our supplemental deferred compensation plan, or SUDCOMP, is a nonqualified plan that allows eligible participants, including NEOs (whose ability to contribute amounts to our 401(k) plan may be limited by IRS regulations), to defer up to 40% of their base salary, less amounts deferred under our 401(k) plan, and up to 100% of their short-term cash incentive compensation. We contribute one dollar for each dollar contributed by the participant, up to four percent of the participant’s contributions (less matching amounts under our 401(k) plan).

Participants elect hypothetical investment options mirroring the funds in our 401(k) plan, with the exception of company stock. Participants can change their investment selections on a daily basis in the same manner as the 401(k) plan. Deferred amounts are credited with earnings or losses based on the rate of return of the investment options selected by the participant. When participants elect to defer amounts into the SUDCOMP, they also select when the amounts will be distributed to them. Distributions may either be made in a specific year (whether or not employment has then ended) or at a time that begins at or after termination of employment. Distributions can be made in a lump sum or up to 15 annual installments. However, after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum (without regard to his or her election) if the balance is $10,000 or less.

Supplemental Executive Retirement Plan

When we recruited Mr. Reed to join us in 2001, we agreed to establish a supplemental executive retirement plan, or SERP, for Mr. Reed with an initial retirement benefit of $2.5 million. We believed at the time (and continue to believe) that the SERP was a material factor in Mr. Reed’s agreement to give up benefits at his former employer and to begin working for us. We believe that the SERP benefit was necessary to attract and retain a highly qualified executive such as Mr. Reed. Mr. Reed’s April 23, 2001 employment agreement with us established the SERP, which fully vested on April 23, 2005.

In 2004, as part of an amendment to Mr. Reed’s employment agreement extending his employment term, we agreed to adjust the initial SERP benefit for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. At that time, we also agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit fully vested on May 1, 2010. Mr. Reed is entitled to receive all of his SERP benefit upon any termination of employment. Mr. Reed has elected to receive his SERP benefits, as adjusted, in the form of one lump sum payment.

On February 4, 2008, we entered into a new employment agreement with Mr. Reed which did not modify the terms of the SERP. On December 18, 2008, we amended Mr. Reed’s employment agreement to allow him to make an irrevocable election to invest his SERP benefit in our common stock. We established an independent rabbi trust and transferred cash in an amount equal to the then-current balance of the SERP benefit, and the independent trustee of the rabbi trust purchased shares of our common stock in the open market.

Mr. Reed is now only entitled to a distribution of our stock and any accrued cash dividends held by the rabbi trust in satisfaction of his SERP benefit. We believe that the ownership of shares of common stock by the rabbi trust and the distribution of those shares and any accrued cash dividends to Mr. Reed

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in satisfaction of his SERP benefit meets requirements necessary so that we will not recognize any increase or decrease in expense as a result of subsequent changes in the value of our common stock. The terms of the rabbi trust provide that, to the extent that the shares owned by the rabbi trust are entitled to vote on any matter, the rabbi trustee will be entitled to vote such shares.

2015 Nonqualified Deferred Compensation Table

The table below shows each NEO’s salary deferrals, company matching obligations, earnings and account balances in the SUDCOMP (and, in the case of Mr. Reed, his SERP), as of December 31, 2015.

Name (a)	Plan (b)		Executive Contributions in Last FY(1) ($)(c)	Registrant Contributions in Last FY ($)(d)	Aggregate Earnings (Losses) in Last FY(2) ($)(e)	Aggregate Withdrawals/ Distributions in Last FY ($)(f)	Aggregate Balance at Last FY(3) ($)(g)
Colin Reed	SUDCOMP		197,281	25,939	65,196	-	15,455,244
Colin Reed	SERP	(4)	-	-	493,132 (5)	-	26,406,614	(6)
Mark Fioravanti	SUDCOMP		18,814	15,381	(6,108)	-	753,603
Bennett Westbrook	SUDCOMP		31,875	10,353	2,844	-	616,208
Patrick Chaffin	SUDCOMP		11,002	11,002	(643)	(7,153)	119,002
Scott Lynn	SUDCOMP		10,594	9,072	(1,569)	-	109,186

(1)	Amounts in this column are reported as compensation in the 2015 Summary Compensation Table above. Amounts in this column do not include deferrals of cash incentive bonus amounts with respect to the 2014 fiscal year paid in 2015 ($34,791 in the case of Mr. Fioravanti), or the company match with respect to such amounts.
(2)	None of the amounts in this column are included as compensation in the 2015 Summary Compensation Table above because above-market or preferential earnings are not available.
(3)	Of the amounts listed in this column with respect to the SUDCOMP, the following amounts have been reported as compensation in the 2015 Summary Compensation Table above or previous years (or would have been reported if the NEO had been included in our proxy statement in those years): Mr. Reed: $8,070,855; Mr. Fioravanti: $355,682; Mr. Westbrook: $306,330; Mr. Chaffin: $48,082; and Mr. Lynn: $63,564. With respect to Mr. Reed’s SERP, no amounts have been reported as compensation in the Summary Compensation Table for 2015 or previous years.
(4)	We have summarized the SERP benefit using the disclosure format prescribed by the SEC for nonqualified deferred compensation (under Item 402(i)
of SEC Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the value of the SERP benefit in 2015 was based solely on the amounts previously contributed.
(5)	Represents the change in market value of our common stock from December 31, 2014 to December 31, 2015, plus the reinvestment of cash dividends received on the shares of common stock held in the SERP. This amount has not been reported as compensation in the Summary Compensation Table for 2015 or previous years since above-market or preferential returns are not available with respect to the SERP.
(6)	Represents the value of both the initial SERP benefit and the additional SERP benefit as of December 31, 2015, which is calculated by multiplying the 511,356 shares of our common stock held by the rabbi trust on such date by the December 31, 2015 NYSE closing price of our common stock ($51.64), plus accrued cash dividends received on the shares of common stock held in the SERP not yet reinvested in additional shares of common stock.

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Potential Payments on Termination or Change of Control

Employment and Severance Agreements

Mr. Reed, Mr. Fioravanti and Mr. Westbrook each have employment agreements with us, originally entered into in February 2008, with an initial two-year term and automatically renewing two-year terms (unless either party provides notice of non-renewal). Mr. Reed’s employment agreement was amended in December 2008 and September 2010. Mr. Fioravanti’s employment agreement was amended in February 2010 and September 2010. Mr. Westbrook’s employment agreement was amended in September 2010. In November 2012, Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements were amended in connection with our REIT restructuring. Mr. Fioravanti’s employment agreement was amended in March 2015. Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements, together with each of their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for cash payments and other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control (as defined below). Payment of these amounts generally is conditioned upon compliance with the other provisions of the agreement, which include confidentiality obligations and nonsolicitation and noncompetition provisions.

Mr. Chaffin and Mr. Lynn each have severance agreements with us, entered into in October 2010 and February 2013, respectively, with an initial two-year term and automatic renewals of one year following the initial two-year term (unless either party provides notice of non-renewal). The severance agreements provide for cash payments and other benefits only in connection with Mr. Chaffin’s and Mr. Lynn’s termination of employment in the event of a Change of Control. Payment of these amounts generally is conditioned upon compliance with the other provisions of the severance agreement, which include confidentiality obligations. In addition, Mr. Chaffin’s and Mr. Lynn’s equity incentive award agreements, and the terms of our incentive and other benefit plans, provide for other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control.

Description of Potential Payments on Termination or Change of Control

The discussion below outlines our obligations to our NEOs upon a termination or Change of Control. Except as otherwise noted, the discussion below applies to each of the NEOs.

Payments Made on Any Termination of Employment

Regardless of the manner in which an NEO’s employment with us is terminated, the NEO would be entitled to receive:

•	accrued but unpaid base salary through the date of termination;
•	any unpaid portion of any annual cash bonus for prior calendar years;
•	accrued but unpaid vacation pay, unreimbursed employment-related expenses and other benefits owed to the NEO under our employee benefit plans or policies;
•	all vested 401(k) plan and SUDCOMP account balances; and
•	in the case of Mr. Reed, his SERP benefit.

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Payments Made on Termination With Cause or Resignation Without Good Reason

Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements each provide that if the executive is terminated for Cause(1) or if he resigned without Good Reason(2) he would not be entitled to receive any payments (other than as listed under Payments Made on Any Termination of Employment).

Payments Made on Death or Disability

Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits (in addition to payments under our disability or life insurance plans) if the executive dies or becomes “permanently disabled” (defined as a physical or mental incapacity rendering him unable to perform job duties for 90 consecutive days or for a total of 180 days in any 12 month period):

•	all amounts under Payments Made on Any Termination of Employment above;
•	a pro rata portion of his annual cash bonus in the year of termination;
•	the immediate vesting of all time-based RSUs;
•	for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria;
•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date); and
•	in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

In the event of Mr. Chaffin’s or Mr. Lynn’s death or permanent disability, the executive would be entitled, under the terms of his equity incentive award agreements and the terms of our incentive and other benefit plans, to the following (in addition to payments under our disability or life insurance plans):

•	all amounts under Payments Made on Any Termination of Employment above;
•	the immediate vesting of all time-based RSUs;
•	for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria; and
•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date).

(1)	Under Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements, the term “Cause” is defined as: fraud, self-dealing, embezzlement or dishonesty in the course of employment, or any conviction of a crime involving moral turpitude; a failure to comply with any valid or legal company directive, or any material uncured breach of obligations under the employment agreement; or the executive’s failure to adequately perform his responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under his control have been materially harmed as a result of gross negligence or willful misconduct.
(2)	Under Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements, the term “Good Reason” is defined as: any adverse change in the executive’s position or title (whether or not approved by our Board), any assignment over the executive’s reasonable objection to any duties materially inconsistent with his current status or a substantial adverse alteration in the nature of his responsibilities; a reduction in the executive’s annual base salary; a failure to pay any portion of the executive’s current compensation, or a failure to continue in effect any material compensatory plan (or equivalent) in which the executive may participate; permanent relocation of the executive’s principal place of employment to a location other than our corporate headquarters; a failure to provide, or a material reduction of, any insurance, retirement savings plan or other employee benefits package substantially similar to those enjoyed by other senior executives in which the executive is entitled to participate; or a material uncured breach of the company’s obligations under the executive’s employment agreement (or the company’s failure to renew it).

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Payments Made on Termination Without Cause or Resignation for Good Reason (Other Than Following a Change of Control)

Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits if the executive is terminated without Cause (or resigned for Good Reason), other than following a Change of Control:

•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:

Mr. Reed	Mr. Fioravanti & Mr. Westbrook

2x base salary plus 2x last year’s annual cash incentive bonus	1x base salary plus 1x last year’s annual cash incentive bonus
•	in the case of Mr. Fioravanti and Mr. Westbrook, a pro rata portion of his annual cash bonus in the year of termination;
•	immediate vesting of RSUs as follows (in the case of performance-based RSUs, to the extent of the satisfaction of applicable performance criteria):

Mr. Reed	Mr. Fioravanti & Mr. Westbrook

all awards scheduled to vest within 2 years of termination	all awards scheduled to vest within 1 year of termination
•	the accelerated vesting of the following stock option awards:

Mr. Reed	Mr. Fioravanti & Mr. Westbrook

all unvested stock options scheduled to vest within 2 years of termination	all unvested stock options scheduled to vest within 1 year of termination

Mr. Reed would have 2 years from termination to exercise the awards, while Mr. Fioravanti and Mr. Westbrook would have 1 year from termination to exercise the awards; and
•	in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

Payments Made on Termination Without Cause or Resignation for Good Reason Following a Change of Control

Mr. Reed’s, Mr. Fioravanti’s and Mr. Westbrook’s employment agreements (and Mr. Chaffin’s and Mr. Lynn’s severance agreements), together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for payments and other benefits in the event of a termination in a designated period(3) following a “Change of Control”. With respect to the employment agreements with Mr. Reed, Mr. Fioravanti and Mr. Westbrook (and the severance agreements with Mr. Chaffin and Mr. Lynn), a “Change of Control” is deemed to occur if:

•	any person, other than us, our benefit plan or our designated affiliates, becomes the beneficial owner of 35% or more of our outstanding voting stock(4);
•	a majority of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board(5);
•	following a merger, tender or exchange offer, other business combination or contested election, the holders of our stock prior to the transaction hold less than a majority of the combined voting power of the combined entity; or
•	we sell all or substantially all of our assets.

(3)	For Mr. Reed, Mr. Fioravanti and Mr. Westbrook, this period is one year. For Mr. Chaffin and Mr. Lynn, this period is two years.
(4)	For Mr. Chaffin and Mr. Lynn, the required ownership percentage is 40% instead of 35%.
(5)	For Mr. Chaffin and Mr. Lynn, a Change of Control would occur if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board without the consent of at least two-thirds of the incumbent Board who were directors at the beginning of such period.

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If any of our NEOs were terminated without Cause(6) (or resigned for Good Reason(7)) following a Change of Control within the designated period, the executive would be entitled to receive:

•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:

Mr. Reed, Mr. Fioravanti & Mr. Westbrook	Mr. Chaffin & Mr. Lynn

3x base salary plus 3x highest cash incentive bonus in last 3 years	2x base salary plus 2x last year’s annual cash incentive bonus
•	immediate vesting of all RSUs, with performance-based RSUs vesting at the target level;
•	the accelerated vesting of all outstanding stock option awards. Each NEO would have 2 years from termination to exercise the awards;
•	continuation of health care coverage at employee rates: for Mr. Reed and his spouse, until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or until we stop providing health care coverage to our employees; for Mr. Fioravanti and Mr. Westbrook, for 3 years from termination; and for Mr. Chaffin and Mr. Lynn, for 2 years from the Change of Control; and
•	in the case of Mr. Fioravanti and Mr. Westbrook, executive physical examination fees for 3 years.

In addition, under the terms of the 2006 plan, in the event of a Change of Control(8), irrespective of any termination of employment, all outstanding RSU awards held by our NEOs and other employees would vest immediately, with performance-based RSUs vesting at target level, and all outstanding stock option awards held by our NEOs and other employees would automatically accelerate and become exercisable.

(6)	The severance agreements for Mr. Chaffin and Mr. Lynn provide that the executive may be terminated for Cause if he was terminated for gross misconduct.
(7)	The severance agreements for Mr. Chaffin and Mr. Lynn provide that the executive may terminate his employment for Good Reason following a Change of Control if: his salary is reduced, there is a material reduction in his benefits or there is a material change in his status, working conditions or management responsibilities; or he is required to relocate his residence more than 100 miles from our corporate headquarters.
(8)	Under the 2006 plan, a “Change of Control” is deemed to occur if: (i) any person (subject to certain exceptions) becomes the beneficial owner of 35% or more of the combined voting power of our then outstanding voting securities; (ii) two-thirds of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board; (iii) following the consummation of a merger, consolidation or reorganization, (a) the holders of our voting securities immediately prior to the transaction hold less than a majority of the combined voting power of the resulting entity in substantially the same proportion as their ownership prior to such merger, consolidation or reorganization, (b) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such transaction constitute less than two-thirds of the members of the board of directors of the resulting entity, and (c) no person (subject to certain exceptions) has beneficial ownership of 35% or more of the resulting entity’s then outstanding voting securities; (iv) we completely liquidate or dissolve the company; or (v) we sell substantially all of our assets to any person, other than a transfer to a subsidiary of the company.

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Summary of Potential Payments on Termination or Change of Control

The following tables estimate the value of the potential payments on termination or change of control of the company for the NEOs as of December 31, 2015.

Benefits and Payments Upon Termination	Termination for Cause or Resignation Without Good Reason ($)	Retirement ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)		Termination Without Cause or Resignation for Good Reason Upon a Change of Control(11) ($)
Cash Severance
Mr. Reed	-	-	-	5,875,864	(1)	8,813,796	(2)
Mr. Fioravanti	-	-	-	1,344,771	(3)	4,034,313	(2)
Mr. Westbrook	-	-	-	785,027	(3)	2,355,081	(2)
Mr. Chaffin	-	-	-	-		1,360,000	(1)
Mr. Lynn	-	-	-	-		1,280,000	(1)
Non-Equity Incentive Compensation(4)
Mr. Reed	-	-	1,500,000	-		-
Mr. Fioravanti	-	-	600,000	600,000		-
Mr. Westbrook	-	-	300,000	-		-
Mr. Chaffin	-	-	-	-		-
Mr. Lynn	-	-	-	-		-
Stock Options Accelerated Vesting(5)
Mr. Reed	-	-	971,787	971,787		971,787
Mr. Fioravanti	-	-	199,342	199,342		199,342
Mr. Westbrook	-	-	83,055	83,055		83,055
Mr. Chaffin	-	-	-	-		-
Mr. Lynn	-	-	-	-		-
Performance-Based RSU Accelerated Vesting(6)
Mr. Reed	-	-	2,298,958	2,414,170		3,295,097
Mr. Fioravanti	-	-	861,957	413,120		1,243,336
Mr. Westbrook	-	-	333,001	154,920		492,697
Mr. Chaffin	-	-	237,385	-		363,597
Mr. Lynn	-	-	236,287	-		360,292
Time-Based RSU Accelerated Vesting(7)
Mr. Reed	-	-	4,179,587	3,364,501		4,179,587
Mr. Fioravanti	-	-	1,772,440	658,565		1,772,440
Mr. Westbrook	-	-	542,582	275,809		542,582
Mr. Chaffin	-	-	542,891	-		542,891
Mr. Lynn	-	-	485,468	-		485,468

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Benefits and Payments Upon Termination	Termination for Cause or Resignation Without Good Reason ($)	Retirement ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Upon a Change of Control(11) ($)
Other Benefits and Perquisites
Mr. Reed	-	-	233,295(8)	233,295(8)	233,295	(8)
Mr. Fioravanti	-	-	-	-	44,106	(9)
Mr. Westbrook	-	-	-	-	67,437	(9)
Mr. Chaffin	-	-	-	-	42,958	(10)
Mr. Lynn	-	-	-	-	42,958	(10)

(1)	Amount equal to two times base salary in effect at December 31, 2015, plus two times short-term cash incentive compensation and bonus for the 2014 fiscal year.
(2)	Amount equal to three times base salary in effect at December 31, 2015, plus three times short-term cash incentive compensation and bonus for the 2014 fiscal year (the highest short-term cash incentive compensation and bonus for the last three fiscal years).
(3)	Amount equal to one times base salary in effect at December 31, 2015, plus one times short-term cash incentive compensation and bonus for the 2014 fiscal year.
(4)	Reflects the cash incentive bonus for the 2015 fiscal year.
(5)	Calculated as the difference between the exercise price of the in-the-money stock options and the December 31, 2015 NYSE closing price of our common stock ($51.64).
(6)	Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2015 NYSE closing price of our common stock ($51.64), assuming vesting at the target (100%) performance level. The 2013 performance-based RSUs ultimately vested in February 2016 at the 150% payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. The number of shares of common stock to be issued upon vesting of the remaining performance-based RSUs will ultimately be based upon the actual achievement of the performance goals stated in the applicable award agreement.
(7)	Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2015 NYSE closing price of our common stock ($51.64).
(8)	Represents health insurance coverage for Mr. Reed and his spouse for a period of 15 years (assuming a life expectancy of 83 years for Mr. Reed and assuming an annual cost of $15,553, which was the cost of such benefit in 2015).
(9)	Represents health insurance coverage and physical examination fees for a period of three years.
(10)	Represents health insurance coverage for a period of two years.
(11)	The awards underlying the amounts set forth under the headings “Performance-Based RSU Accelerated Vesting” and “Time-Based RSU Accelerated Vesting” will automatically vest, with performance-based RSU awards vesting at target level, and the awards underlying the amounts set forth under the heading “Stock Options Accelerated Vesting” will immediately vest and become exercisable, upon a Change of Control (as defined in the 2006 plan), irrespective of whether or not the NEO is terminated in connection with a Change of Control.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Director Compensation

Cash Compensation

Each non-employee director receives the following annual cash compensation:

Compensation Item	Amount ($)
Annual Retainer (Independent Directors)	60,000
Lead Independent Director	30,000
Audit Committee Chairman	25,000
Human Resources Committee Chairman	20,000
Nominating and CG Committee Chairman	15,000
Audit Committee Members	10,000
Other Committee Members	7,500

Directors may elect to defer their cash compensation in the form of RSUs, the receipt of which will be deferred until either a specified date or the director’s retirement or resignation from the Board. In 2015, three directors have elected to defer their cash compensation pursuant to this deferred compensation plan.

All directors are reimbursed for expenses incurred in attending meetings. Mr. Reed does not receive cash compensation for his service as a director.

Equity-Based Compensation

Each non-employee director receives, as of the date of the first board meeting following the annual meeting of stockholders, an annual grant of RSUs having a fixed dollar value of $80,000 (based upon the fair market value of our common stock on the grant date). The RSUs vest fully on the first anniversary of the date of grant and are settled in shares of our common stock on such date, unless receipt of such shares is deferred by the director.

Until shares of common stock are issued in conversion of the RSUs, the director does not have any rights as a stockholder with respect to such RSUs, other than the right to receive additional RSUs equal to any dividends paid on our common stock.

Director Stock Ownership Guidelines

We have adopted stock ownership guidelines for our non-employee directors, which require directors to hold a minimum of 6,000 shares of our common stock, with a five-year time period to comply. Shares of common stock issuable upon the vesting of RSUs are credited toward this requirement. If a non-employee director is not currently in compliance with these guidelines (regardless of the applicable grace period for compliance) the non-employee director must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options. As of January 31, 2016 (the annual compliance date), after taking into account the applicable grace period, all of our non-employee directors then serving in office met this requirement, as follows:

	Required Ownership (#)	Shares Owned(1) (#)
Michael J. Bender	6,000	19,735
E. K. Gaylord II	6,000	191,215
D. Ralph Horn	6,000	127,222
Ellen Levine	6,000	22,511
Patrick Q. Moore	6,000	1,474
Robert S. Prather, Jr.	6,000	20,969
Michael D. Rose	6,000	130,568
Michael I. Roth	6,000	33,201

(1)	Includes the following shares represented by RSUs held by each director: Mr. Bender: 13,305; Mr. Gaylord: 50,776; Mr. Horn: 69,808; Ms. Levine: 1,474; Mr. Moore: 1,474; Mr. Prather: 17,009; Mr. Rose: 25,445; and Mr. Roth: 1,474.

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2015 Non-Employee Director Compensation Table

The following table summarizes the annual compensation for 2015 for our non-employee directors who served as directors in 2015.

Name (a)	Fees Earned or Paid in Cash(1) ($)(b)	Stock Awards(2) ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compen- sation ($)(e)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3) ($)(f)	All Other Compen- sation ($)(g)	Total ($)(h)
Michael Bender	82,500	79,975	-	-	-	-	162,475
E.K. Gaylord II	70,000	79,975	-	-	-	-	149,975
D. Ralph Horn	112,500	79,975	-	-	-	-	192,475
Ellen Levine	75,000	79,975	-	-	-	-	154,975
Patrick Q. Moore	35,000	79,975	-	-	-	-	114,975
Robert S. Prather, Jr.	68,750	79,975	-	-	-	-	148,725
Michael D. Rose	70,000	79,975	-	-	-	-	149,975
Michael I. Roth	85,000	79,975	-	-	-	-	164,975

(1)	The amount listed above represents cash compensation paid to the director or amounts which have been deferred by the director, as described above. Compensation for service on the Board and its committees is payable quarterly in arrears. Due to the timing of payments and changes in committee assignments in 2015, these amounts may not correspond to the amounts listed above under Cash Compensation.
(2)	Represents the grant date fair value of the annual grant of 1,418 RSUs to the non-employee directors on May 7, 2015, determined in accordance with FASB ASC Topic 718. See Note 6 to our consolidated financial statements for the three years ended December 31, 2015 filed with the SEC on February 26, 2016 for the assumptions made in determining grant date fair value. As of December 31, 2015, the non-employee directors then serving as directors held the following RSUs (consisting of annual RSU grants, including RSUs previously deferred, and RSUs granted pursuant to the directors deferred compensation plan, as adjusted for dividends paid on our common stock):

Non-Employee Director	RSUs (#)
Michael J. Bender	13,132
E.K. Gaylord II	50,112
D. Ralph Horn	68,896
Ellen Levine	1,455
Patrick Q. Moore	1,455
Robert S. Prather, Jr.	16,788
Michael D. Rose	25,115
Michael I. Roth	1,455

As of December 31, 2015, the non-employee directors then serving as directors held the following stock options, which were previously granted in consideration for the director’s board service:

Non-Employee Director	Stock Options (#)
Michael J. Bender	6,098
E.K. Gaylord II	6,098
D. Ralph Horn	4,000
Ellen Levine	6,098
Patrick Q. Moore	-
Robert S. Prather, Jr.	-
Michael D. Rose	-
Michael I. Roth	6,098

The stock options vest on the first anniversary of the date of grant. The stock options expire on the 10th anniversary of the date of grant.

(3)	During 2015 three directors elected to defer their annual cash compensation pursuant to the directors deferred compensation plan described above. No amount is reported in this column due to the fact that above-market or preferential earnings were not available under the plan.

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Certain Transactions

Since January 1, 2015, there have not been any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Our policies and procedures for the review, approval or ratification of related person transactions (including those required to be disclosed under Item 404(a) of SEC Regulation S-K) are referenced in the charter of the Audit Committee of the Board and are as follows: Possible related person transactions are first screened by the company’s legal department for materiality and then sent to the Audit Committee of the Board (or, if otherwise determined by the Board, another committee of the Board) for review, discussion with the company’s management and independent registered public accounting firm and approval. In its discretion, the Audit Committee (or other committee) may also consult with our legal department or external legal counsel. Audit Committee (or other committee) review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee (or other committee) meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE.

Based solely on our review of those reports and written representations from our executive officers and directors, we believe that in 2015 all of our executive officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

Equity Compensation Plan Information

December 31, 2015 Equity Compensation Plan Information Table

The table below includes information about our equity compensation plans as of December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	746,848	(1)	$29.55	4,243,553	(2)
Equity compensation plans not approved by security holders	-		-	-

Total:	746,848		$29.55	4,243,553

(1)	Consists of 206,509 shares of common stock to be issued upon the exercise of stock options (with a weighted average exercise price of $29.55 per share) and 540,339 shares of common stock issuable upon the vesting of RSU awards (the total number of outstanding performance-based RSU awards included in this total was determined by valuing (i) the 2013 performance-based RSUs at the stretch (150%) performance level (the level at which such awards ultimately vested in February 2016) and (ii) all remaining performance-based awards at the target (100%) performance level).
(2)	Pursuant to the RSU sublimit under our 2006 plan, we may only issue an additional 680,188 RSUs.

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Summary of the 2016 Omnibus Incentive Plan

General Plan Information

The following is a summary of the principal features of the 2016 Plan. The following summary is not a complete description of all the provisions of the 2016 Plan and is qualified in its entirety by reference to the 2016 Plan, a copy of which is attached hereto as Appendix B and incorporated herein by reference.

Purpose. The primary purpose of the 2016 Plan is to promote the interests of the company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the company and its subsidiaries and affiliates, (ii) motivating those individuals by means of incentives to achieve long-range performance goals, and (iii) linking the compensation of those individuals to the long-term interests of the company and its stockholders.

Shares Available for Awards under the Plan. Under the 2016 Plan, awards may be made in common stock of the company. Subject to adjustment as provided by the terms of the 2016 Plan, the maximum aggregate number of shares of common stock with respect to which awards may be granted under the 2016 Plan (the “Share Reserve”) will be 1,800,000, less the number of shares subject to awards that are granted pursuant to the 2006 plan after March 17, 2016.

Subject to adjustment as provided by the terms of the 2016 Plan, the Share Reserve shall be increased by the number of shares with respect to which awards were granted under the 2006 plan as of the date the 2016 Plan is approved by our stockholders at this Annual Meeting, but which thereafter terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 2006 plan.

In addition, shares of common stock subject to an award under the 2016 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant will increase the Share Reserve to the extent of any such settlement, forfeiture, termination, expiration or cancellation. Notwithstanding the foregoing, the following shares underlying any award under the 2006 plan or the 2016

Plan will not again become available for awards under the 2016 Plan: (1) shares tendered or withheld in payment of the exercise price of an option award: (2) shares tendered or withheld to satisfy any tax withholding obligation with respect to an award; (3) shares repurchased by the company with proceeds received from the exercise of an option award; and (4) shares subject to an SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.

Shares of common stock issued under the 2016 Plan may be either newly-issued shares or shares which have been reacquired by the company. Shares issued by the company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the company, or with which the company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Plan.

With certain limitations, awards made under the 2016 Plan may be adjusted to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2016 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event.

No Carryover of Unused Shares from 2006 Plan. Under the terms of the 2016 Plan, none of the shares remaining available for grant upon the expiration of the 2006 plan will be included in the share reserve for the 2016 Plan. As a result, these shares will no longer be reserved for issuance upon expiration of the 2006 plan on May 4, 2016.

Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the company or its subsidiaries or affiliates are eligible to be granted awards under the 2016 Plan. As of March 17, 2016, approximately 37 individuals were eligible to participate in the 2016 Plan. However, the company has not at the present time determined who will receive the shares of common stock that will be authorized for issuance under the 2016 Plan or how they will be allocated.

The Human Resources Committee (the “Committee”) will administer the 2016 Plan, except with respect to

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awards to non-employee directors, for which the 2016 Plan will be administered by the Board of Directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and will be an independent director as defined by the listing standards of the NYSE. Subject to the terms of the 2016 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2016 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2016 Plan.

Minimum Vesting Period. Except for Substitute Awards, in connection with the death or disability of a participant, or in the event of a Change in Control (as defined in the 2016 Plan), no award will have a vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an award at or after grant, so long as the total number of shares that are issued pursuant to awards having an originally stated vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Non-Employee Director Compensation Limit. The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including equity awards granted and cash fees paid by the company to such non-employee director, will not exceed $500,000 in value, calculating the value of any awards granted under the 2016 Plan based on the grant date fair value of such awards for financial reporting purposes. The Board of Directors may make exceptions to this applicable limit described above for individual non-employee directors in extraordinary circumstances, such as where any such non-employee director is serving on a special litigation or transactions committee of the Board of Directors, as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.

Awards Under the Plan

Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options to participants in the 2016 Plan (except that incentive stock options may only be granted to our employees, subject to applicable requirements of the Code). The Committee may specify the terms of such grants subject to the terms of the 2016 Plan. The Committee is also authorized to grant SARs, either with or without a related option. The grant of a stock option or SAR will occur when the Committee by appropriate action determines to grant a participant a stock option or SAR and establishes the number of shares and exercise price of such award, or on such later date as the Committee may specify. The exercise price per share subject to an option or SAR is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards.

Except in connection with corporate transactions involving the company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall not have the power to (i) amend the terms of previously granted options or SARs to reduce the exercise price thereof, (ii) cancel such options or SARs in exchange for cash or a grant of either substitute options or SARs with a lower exercise price than the cancelled award, or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the NYSE or the principal securities exchange on which the shares are traded, in each case without the approval of the company’s shareholders.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR may have a term exceeding 10 years (provided that under certain circumstances the period of time over which an option or SAR may be

2016 NOTICE OF MEETING AND PROXY STATEMENT

exercised will be automatically extended if on the scheduled expiration date of the award exercise would violate applicable securities law, subject to certain limitations as described in the 2016 Plan). Incentive stock options that are granted to holders of more than 10% of the company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the company of unencumbered shares previously acquired by the participant valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of such cash (or cash equivalents) and such shares, or (iv) at the discretion of the Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the option and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes or (B) withholding shares otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price together with any applicable withholding taxes. Until the optionee has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. No dividend equivalent rights may be granted with respect to stock options or SARs.

Restricted Shares and Restricted Stock Units. The Committee is authorized to grant restricted shares of common stock and restricted stock units, or RSUs. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment (or other service-providing capacity) prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has many of the rights of a stockholder of the company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. However, none of the restricted shares may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) during the restricted period or until after fulfillment of the restrictive conditions.

Each RSU has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the RSUs. Unless otherwise provided in an award agreement, a participant will receive dividend equivalent rights in respect of any vested RSU, which will be paid at such time as provided in the applicable award agreement or by the Committee, provided that no dividend equivalent rights will be paid on RSUs that are not vested unless and only to the extent the underlying RSU actually vests. Except as determined otherwise by the Committee, RSUs may not be transferred, encumbered or disposed of (and in any event no transfers for consideration will be permitted). In addition, except as may otherwise be provided in an award agreement such units will terminate, without further obligation on the part of the company, unless the participant remains in continuous employment (or other service-providing capacity) of the company for the restricted period and any other restrictive conditions relating to the RSUs are met.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the

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performance award, except as otherwise determined by the Committee. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Performance awards are subject to certain specific terms and conditions under the 2016 Plan. Performance goals for Covered Officers (as such term is defined in the 2016 Plan) will be limited to one or more of the following financial performance measures relating to the company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization (EBITDA) or Adjusted EBITDA; (b) funds from operations; (c) adjusted funds from operations; (d) operating income or profit; (e) operating efficiencies; (f) return on equity, assets, capital, capital employed or investment; (g) after tax operating income; (h) net income; (i) earnings or book value per share; (j) cash flow(s); (k) total sales or revenues or sales or revenues per employee; (l) production (separate work units or SWUs); (m) stock price or total shareholder return; (n) dividends; (o) debt reduction; (p) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or (q) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the company or any subsidiary, operating unit, business segment or division of the company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2016 Plan to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to stockholders for the applicable year; (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; (vii) any other event either not directly related to the operations of the company or not within the reasonable control of the company’s management; and (viii) any other similar item or event selected by the Committee in its sole discretion; provided, that the Committee commits to make any such adjustments within the 90 day period described in the following paragraph.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2016 Plan is 300,000, and the maximum annual amount of all performance awards that are settled in cash that may be granted in any year is $5,000,000.

Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and

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conditions of such awards, consistent with the terms of the 2016 Plan.

Non-Employee Director Awards. Subject to applicable legal requirements and the limits on compensation paid to non-employee directors as noted above, the Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board of Directors be payable in non-qualified stock options, restricted shares, RSUs and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2016 Plan, including options and SARs, restricted shares and RSUs, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to non-employee directors, the 2016 Plan will be administered by the Board of Directors.

Other Terms

Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. Unless otherwise provided in an award agreement, a “Change in Control” (as defined in the 2016 Plan) shall not affect the vesting or exercisability of, or restrictions applicable to, outstanding awards.

Subject to certain qualifications and exceptions set forth in the 2016 Plan, the 2016 Plan defines a “Change in Control” to mean:

•	Any person (with certain exceptions) is or becomes the beneficial owner, directly or indirectly, of securities of the company representing more than 35% of the combined voting power of the company’s then outstanding voting securities;
•	During any twelve month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of our Board, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose;
•	The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets, unless (1) the holders of our voting securities immediately prior to the merger have more than 50% of the combined voting power of the voting securities in the surviving entity or its parent in substantially the same proportions as before the transaction, (2) the individuals who were members of the incumbent Board immediately prior to the execution of the definitive agreement providing for such transaction constitute more than 50% of the members of the board of directors of the surviving entity or its parent, and (3) no person (subject to certain exceptions) owns 35% or more of the voting securities of the surviving entity unless such ownership existed before the transaction;
•	A complete liquidation or dissolution of the company; or
•	The sale of all or substantially all of the assets of the company to any person, other than a transfer to a subsidiary of the Company.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2016 Plan or any portion of the 2016 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply (including the rules and regulations of the NYSE). The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Forfeiture Events. Any award granted pursuant to the 2016 Plan shall be subject to mandatory repayment by the participant to the company (i) to the extent set forth in any award agreement, (ii) to the extent that such participant is, or in the future becomes, subject

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to (a) any “clawback” or recoupment policy adopted by the company or any affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Other Terms of Awards. The company may take action, including the withholding of amounts from any award made under the 2016 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award.

Effective Date. The 2016 Plan will become effective as of May 4, 2016, provided that the 2016 Plan has been approved by the stockholders of the company at this Annual Meeting. No new awards may be granted under the 2016 Plan after May 4, 2026, the tenth anniversary of the effective date of the 2016 Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of certain federal income tax aspects of awards under the 2016 Plan based upon the United States federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Participants may also be subject to certain United States state and local taxes and foreign taxes, which are not described herein. The 2016 Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the 2016 Plan.

Stock Options. The grant of a stock option with an exercise price equal to the fair market value of the common stock on the date of grant is not generally a taxable event to the participant or the company. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income to the extent that the fair market value of the common stock acquired pursuant to the exercise of the stock option, as of the exercise date, is greater than the exercise price of the stock option. Any income recognized by the participant as a result of the exercise of a nonqualified stock option will be compensation income and will be subject to income and employment tax withholding at the time the common stock is acquired. Subject to certain limitations, the company generally is entitled to a deduction in an amount equal to the compensation income recognized by the participant.

Sale of Common Stock. If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. The company will generally be entitled to a deduction of the same amount.

The sale or other taxable disposition of common stock acquired upon the exercise of a stock option will be a taxable event to the participant. In general, the participant selling such common stock will recognize gain or loss equal to the difference between the amount realized by such participant upon such sale or disposition and the participant’s adjusted tax basis in such common stock. A participant’s adjusted tax basis in common stock purchased upon exercise of a stock option will generally be the amount paid for such shares plus the amount, if any, of ordinary income recognized on purchase. Except as described above for common stock acquired by exercise of an incentive stock option for which the required holding periods have not been met, any gain or loss resulting from a sale or disposition of common stock obtained by the participant, either purchased or through the exercise of an option, generally will be taxed as capital gain or loss if such common stock was a capital asset in the hands of the participant. This gain or loss will be taxed as long-term capital gain or loss if at the time of any such sale or disposition the participant has held such common stock for more than one year. The time that such participant holds a stock option (rather than the common stock attributable to such stock option) is not taken into account for purposes of determining whether the participant has held such common stock for more than one year. In addition, there are limits on the deductibility of capital losses by the participant.

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Stock Appreciation Rights. The grant of a stock appreciation right with an exercise price at least equal to the fair market value of the common stock on the date of grant is not generally a taxable event to the participant or the company. The exercise of a stock appreciation right will result in the participant recognizing ordinary income on the value of the stock appreciation right at the time of exercise. The company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a stock appreciation right. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of a stock appreciation right award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the stock appreciation right is exercised.

Other Stock-Based Awards. A participant who is granted any other stock-based award that is not subject to any vesting or forfeiture restrictions, will generally recognize, in the year of grant (or, if later, payment in case of RSUs and similar awards), ordinary income equal to the fair market value of the cash or other property received. If such other stock-based award is in the form of property that is subject to restrictions, such as a restricted share award, the participant would not recognize ordinary income until the restrictions lapse, unless the participant makes a Section 83(b) Election (as discussed below). If such other stock-based award is in the form of an RSU or similar award that does not provide for the delivery of shares or cash until a vesting condition has been satisfied or some later date, the participant would not generally recognize ordinary income until the date the vesting condition is satisfied and the shares or cash have been delivered to the participant. The company is entitled to a deduction for the amount of ordinary income recognized by the participant with respect to the other stock-based award in the same year as the ordinary income is recognized by the participant.

Performance-Based Awards. Payments made under performance-based awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance-based awards settled in shares of the company’s common stock will recognize ordinary income equal to the fair market value of the shares of the company’s common stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes a Section 83(b) Election (discussed below) to be taxed at the time of the grant. A Section 83(b) Election may not be available with respect to certain forms of performance awards. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the company’s common stock awarded to a participant as a performance award. Unless a participant makes a Section 83(b) Election, his or her basis in the stock is its fair market value at the time the performance goals are met and the shares become vested.

Section 83(b) Considerations. Participants who acquire shares of common stock subject to a “substantial risk of forfeiture” may make a Section 83(b) election (a “Section 83(b) Election”) with respect to such shares of common stock within 30 days after the date of acquisition. If common stock acquired pursuant to an award is subject to a substantial risk of forfeiture and a participant does not make a Section 83(b) Election, such participant would be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the common stock, on the date or dates that the common stock becomes free of the transfer and forfeiture restrictions, over the price paid for such common stock, if any. In contrast, a participant who makes the Section 83(b) Election will be required to include in income the excess, if any, of the fair market value of the common stock acquired over the price paid for such common stock, if any, and would not be subject to United States federal income tax upon the lapsing of any such transfer or forfeiture restrictions. Any further appreciation in the fair market value of such common stock generally will be taxed as a capital gain, rather than as ordinary income, as discussed more fully below. In addition, a participant who makes a Section 83(b) Election may choose when to recognize such capital gain, because once the Section 83(b) Election has been made, no other taxable event occurs with respect to such common stock until the disposition of such common stock.

A Section 83(b) Election may be disadvantageous, however, if the participant was required to include amounts in income as a result of making the Section 83(b) Election and the common stock subsequently decreases in value, inasmuch as any losses recognized on a subsequent disposition of such common stock would be capital losses, the

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deductibility of which is subject to certain limitations. Additionally, if the participant ultimately forfeits the common stock, no deduction will be available to such participant with respect to any income inclusion that resulted from the Section 83(b) Election.

A Section 83(b) Election may not be available with respect to certain forms of awards. There can be no assurances as to whether the applicable tax rates will change or whether the value of the common stock will appreciate. A participant who purchases common stock subject to a substantial risk of forfeiture is urged to consult his or her personal tax advisor regarding the effects of a Section 83(b) Election.

Tax Consequences to the Company. For a discussion of the tax consequences applicable to us in connection with executive compensation pursuant to Section 162(m) of the Code, see Compensation

Discussion and Analysis—Other Compensation Information—Tax Deductibility Considerations above. The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2016 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2016 Plan are urged to consult a tax advisor as to the tax consequences of participation. The 2016 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Plan Benefits

Because awards granted under the 2016 Plan will be made at the discretion of the Committee, the benefits that will be awarded under the 2016 Plan are not currently determinable.

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Our Independent Registered Public Accounting Firm

Appointment of Ernst & Young LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The committee has appointed Ernst & Young LLP as our independent registered public accounting firm, who will audit our consolidated financial statements for 2016 and the effectiveness of our internal control over financial reporting as of December 31, 2016. This appointment has been submitted for your ratification. The committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and its stockholders. If you do not ratify the appointment of Ernst & Young LLP, the committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the 2016 Annual Meeting and will have an opportunity to speak and respond to your questions.

Fee Information

We paid the following amounts as audit, audit-related, tax and other services fees to Ernst & Young LLP for the years ended December 31, 2015 and 2014:

Description of Services	2015 Fees ($)	2014 Fees ($)
Audit Fees	1,179,046	1,120,873
Audit-Related Fees	276,716	232,775
Tax Fees	382,492	845,083
All Other Fees	-	-

Total:	1,838,254	2,198,731

Audit and Audit-Related Services

The fees for audit services during 2015 and 2014 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the SEC and reviews of our 2015 and 2014 quarterly financial statements.

The fees for audit-related services during 2015 and 2014 represent fees related to a stand-alone audit of our Entertainment business segment. Ernst & Young LLP did not provide professional services during 2015 or 2014 related to financial information systems design and implementation.

Tax Services

In 2015, approximately 69% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance, including with respect to our REIT compliance efforts. The remaining 31% of fees for non-recurring tax services in 2015 related to tax advice and planning with respect to our Entertainment business segment. In 2014, approximately 47% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance, including with respect to our REIT compliance efforts. The remaining 53% of fees for non-recurring tax services in 2014 related to tax advice and planning with respect to our Entertainment business segment.

We expect that, due to our REIT status, tax services fees paid to Ernst & Young LLP in a given year may be higher than those tax services fees paid to Ernst & Young LLP than in years when we were operating as a taxable operating company. However, we believe that the selection of Ernst & Young LLP to provide these REIT-related services, and the amount of fees paid to Ernst & Young LLP in 2015 and 2014 to provide these services, was appropriate and in the best interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure. We believe this expertise is critical to our ongoing REIT compliance efforts.

Audit Committee Pre-Approval Policy

All audit, audit-related, tax and other services were pre-approved by the committee, which concluded that the provision of such services by Ernst & Young LLP

2016 NOTICE OF MEETING AND PROXY STATEMENT

was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The committee’s pre-approval policy provides for pre-approval of audit, audit-related, tax and other services specifically described by the committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The committee operates under a written charter originally adopted by the Board on February 4, 2004, as amended, which can be found on our website at www.rymanhp.com under “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it by making a written request addressed to:

Ryman Hospitality Properties, Inc.

Attn: Corporate Secretary

One Gaylord Drive

Nashville, Tennessee 37214

All members of the committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that Mr. Rose is an “audit committee financial expert” for purposes of SEC rules.

During the fall of 2015 the committee conducted its annual self-evaluation in order to assess its effectiveness, and at its December 2015 meeting the committee members discussed the results of its self-evaluation process.

The committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board have established, oversees compliance with legal and regulatory requirements by the company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance.

As part of its oversight of our financial statements, the committee has:

•	reviewed and discussed our audited financial statements for the year ended December 31, 2015, and the financial statements for the three years ended December 31, 2015, with management and Ernst & Young LLP, our independent registered public accounting firm;
•	discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board; and
•	received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the committee, and has discussed with Ernst & Young LLP its independence.

The committee also has considered whether the provision by Ernst & Young LLP of non-audit services described above under Our Independent Registered Public Accounting Firm above is compatible with maintaining Ernst & Young LLP’s independence.

The committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of

2016 NOTICE OF MEETING AND PROXY STATEMENT

the committee asked for management’s representations that our audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles.

In performing these functions, the committee acts in an oversight capacity. The committee does not complete all of its reviews prior to our public announcements of financial results and, necessarily, in its oversight role, the committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of our annual financial statements with generally accepted accounting principles.

In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Audit Committee:

Michael J. Bender, Chairman

E. K. Gaylord II

William F. Hagerty, IV

Patrick Q. Moore

Michael D. Rose

Submitting Stockholder Proposals and Nominations for 2017 Annual Meeting

Stockholder Proposals

If you would like to submit a proposal for inclusion in our proxy statement for the 2017 annual meeting under SEC Rule 14a-8, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on November 29, 2016 and otherwise comply with the requirements of Rule 14a-8.

If you want to bring business before the 2017 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8 (excluding director nominations, which are discussed below under Nominations of Board Candidates), our Bylaws require that you deliver a notice in proper written form (and provide all information required by our Bylaws) to our Secretary by February 4, 2017, but not before January 5, 2017 (or, if the annual meeting is called for a date that is not within 30 days of May 5, 2017, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs). If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting, and your business will not be transacted at that meeting.

Nominations of Board Candidates

If you wish to nominate an individual to serve as a director, our Bylaws require that you deliver timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Secretary upon written request), the proposed nominee’s written consent to nomination and the additional information as set forth in our Bylaws.

For a stockholder’s notice to the Secretary to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices: (a) in the case of a nomination to be voted on at an annual meeting, by February 4, 2017, but not before January 5, 2017 (or, if the annual meeting is called for a date that is not within 30 days of May 5, 2017, the notice must be received not earlier than the close of business on the 120th day prior to such annual

2016 NOTICE OF MEETING AND PROXY STATEMENT

meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs); and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that the nomination was defective, and the defective nomination shall be disregarded.

Discretionary Voting of Proxies on Other Matters

We do not intend to bring any proposals to the 2016 Annual Meeting other than Proposals 1, 2, 3 and 4. As noted above, our Bylaws require stockholders to give advance notice of any proposal intended to be presented at an annual meeting. The deadline for this notice has passed, and we did not receive any such notice made in compliance with our Bylaws. If any other matter properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By Order of the Board of Directors,

Scott J. Lynn, Secretary

Nashville, Tennessee

March 29, 2016

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Appendix A

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Reconciliation of

AFFO(1)

to Net Income

(in thousands, except per share data)

	Twelve Months Ended December 31,
	2015	2014
Net income	$111,511	$126,452
Depreciation and amortization	114,383	112,278

Funds from operations (FFO)	$225,894	$238,730

Non-cash lease expense	5,364	5,481
Pension settlement charge	2,356	-
Impairment charges	19,200	104
Gain on sale of Peterson LOI	-	(26,135)
Loss on extinguishment of debt	-	2,148
Loss on warrant settlements	20,246	4,243
(Gain) loss on other assets	(6,759)	1,007
Write-off of deferred financing costs	1,926	-
Amortization of deferred financing costs	5,507	5,959
Amortization of debt discounts	-	8,735

Adjusted funds from operations (AFFO)	$273,734	$240,272

Capital expenditures(2)	(50,988)	(40,356)

AFFO less maintenance capital expenditures	$222,746	$199,916

FFO per basic share	$ 4.41	$ 4.69
AFFO per basic share	$ 5.34	$ 4.72

FFO per diluted share(3)	$ 4.38	$ 4.27
AFFO per diluted share(3)	$ 5.30	$ 4.30

(1)	We calculate Adjusted Funds From Operations, or AFFO, to mean net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding non-controlling interests, and gains and losses from sales of property; plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses; we also exclude written-off deferred financing costs, pension settlement charges, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing costs, and gains and losses on extinguishment of debt, warrant settlements, other assets and a gain on the sale of our economic interest in the income from the land underlying the new MGM casino project near our Gaylord National hotel pursuant to a letter of intent with The Peterson Companies (the “Peterson LOI”). For periods prior to 2015, we also deducted capital expenditures. Beginning in 2016, we will exclude the impact of deferred taxes. We have also presented AFFO per basic share and diluted share. Each of these measures is a non-GAAP financial measure. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use AFFO as one measure in determining our results after taking into account the impact of our capital structure. The losses on our call spread settlements and warrant modifications related to our then-outstanding convertible notes and warrant repurchases do not result in a charge to net income. Therefore, AFFO does not reflect the impact of these losses.
(2)	Represents furniture, fixtures and equipment reserve for managed properties and maintenance capital expenditures for non-managed properties.
(3)	The GAAP calculation of diluted shares does not consider the anti-dilutive impact of our purchased call options associated with our previously outstanding convertible notes. For the twelve months ended December 31, 2014, the purchased call options effectively reduced dilution associated with the convertible notes by approximately 4.5 million shares of common stock.

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Reconciliation of Segment-Level Adjusted EBITDA(1) to Net Income and

Same-Store Hospitality Results(1) to Hospitality Segment Results

(in thousands)

	Twelve Months Ended December 31,
	2015		2014
Consolidated	$	Margin	$	Margin
Revenue	$1,092,124		$1,040,991
Net income	$111,511		$126,452
Benefit for income taxes	(11,855)		(1,467)
Other (gains) and losses, net	10,889		(23,400)
Net loss on extinguishment of debt	-		2,148
Interest expense, net	51,517		49,372
Depreciation & amortization	114,383		112,278

EBITDA	$276,445	25.3%	$265,383	25.5%

Preopening costs	909		11
Non-cash lease expense	5,364		5,481
Equity-based compensation	6,158		5,773
Pension settlement charge	2,356		-
Impairment charges	19,200		-
Interest income on Gaylord National bonds	12,337		12,054
Other gains and (losses), net	(10,889)		23,400
Gain on Peterson LOI	-		(26,135)
(Gain) loss on warrant settlements	20,246		4,243
(Gain) loss on disposal of assets	(7,058)		870

Adjusted EBITDA	$325,068	29.8%	$291,080	28.0%

Hospitality Segment
Revenue	$994,603		$954,166
Operating income	$169,383		$162,524
Depreciation & amortization	105,876		103,422
Preopening costs	851		11
Non-cash lease expense	5,364		5,481
Impairment charges	19,200		-
Interest income on Gaylord National bonds	12,337		12,054
Other gains and (losses), net	2,317		2,377
Loss on disposal of assets	138		-

Adjusted EBITDA	$315,466	31.7%	$285,869	30.0%

Same-Store Hospitality Segment
Total Hospitality Segment Revenue	$994,603		$954,166
AC Hotel at National Harbor Revenue	(6,972)		-

Same-Store Hospitality Segment Revenue	$987,631		$954,166

Total Hospitality Segment Adjusted EBITDA	$315,466		$285,869
AC Hotel at National Harbor Adjusted EBITDA	(2,496)		-

Same-Store Hospitality Segment Adjusted EBITDA	$312,970	31.7%	$285,869	30.0%

2016 NOTICE OF MEETING AND PROXY STATEMENT

	Twelve Months Ended December 31,
	2015		2014
	$	Margin	$	Margin
Entertainment Segment
Revenue	$97,521		$86,825
Operating income	$24,353		$21,752
Depreciation & amortization	5,747		5,258
Pre-opening costs	58		-
Equity-based compensation	629		519
Other gains and (losses), net	-		152
Gain on disposal of assets	-		(152)

Adjusted EBITDA	$30,787	31.6%	$27,529	31.7%

(1)	Same-store Hospitality segment results exclude the results associated with our AC Hotel at National Harbor, which opened in April 2015. To calculate Adjusted EBITDA, we determine EBITDA, which represents net income (loss) determined in accordance with GAAP, plus loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from unconsolidated entities; interest expense; and depreciation and amortization, less interest income. Adjusted EBITDA is calculated as EBITDA plus preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses); (gains) and losses on warrant settlements; pension settlement charges; (gain) on sale of Peterson LOI and any other adjustments we may identify. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. The losses on the call spread and warrant modifications related to our convertible notes and warrant repurchases do not result in a charge to net income; therefore, Adjusted EBITDA does not reflect the impact of these losses.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Appendix B

2016 Omnibus Incentive Plan

RYMAN HOSPITALITY PROPERTIES, INC.

2016 OMNIBUS INCENTIVE PLAN

Section 1. Purpose.

This plan shall be known as the Ryman Hospitality Properties, Inc. 2016 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Stock Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be

2016 NOTICE OF MEETING AND PROXY STATEMENT

made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” shall mean any of the following events:

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary, or (ii) the Company or any Subsidiary;

(ii) during any period of twelve (12) consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (A) who were members of the Board or equivalent governing body on the first day of such period, (B) whose election or nomination to the Board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body, or (C) whose election or nomination to the Board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body; or

(ii) consummation of:

(A) A merger, consolidation or reorganization involving the Company, unless,

(1) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the surviving entity or parent (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(2) The individuals who were members of the incumbent Board immediately prior to the execution of the definitive agreement providing for such merger, consolidation or reorganization constitute more than fifty percent (50%) of the members of the board of directors of the Surviving Corporation; and

(3) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of thirty-five percent (35%) or more of the then outstanding Voting Securities unless, as a result of such merger, consolidation or reorganization, such Person acquired or would acquire additional voting securities of the Surviving Corporation representing additional voting power) has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the

2016 NOTICE OF MEETING AND PROXY STATEMENT

Surviving Corporation’s then outstanding Voting Securities.

(B) A complete liquidation or dissolution of the Company; or

(C) The sale of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m), and (iii) “independent” within the meaning of the listing standards of the New York Stock Exchange.

(i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and

2016 NOTICE OF MEETING AND PROXY STATEMENT

permanent disability under the Company’s then current long-term disability plan.

(m) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) “Exercise Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 1(ff).

(p) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Committee determines is appropriate) or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(q) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(s) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(t) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.

(v) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(w) “Performance Award” shall mean any Award granted under Section 8 of the Plan.

(x) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(y) “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.

(z) “Restricted Stock Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.

(aa) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, the Participant’s voluntary termination of employment on or after such Participant’s 65th birthday.

(bb) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

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(cc) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(dd) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(ee) “Shares” shall mean shares of the common stock, $0.01 par value per share, of the Company.

(ff) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(gg) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(hh) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(ii) “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the

Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 or any other provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

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3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award by the Committee. Subject to the Charter of the Committee and applicable legal requirements (including the rules and regulations of the New York Stock Exchange), the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4. Shares Available for Awards.

4.1 Shares Available. Subject to the remaining provisions of this Section 4.1 and

Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be one million eight hundred thousand (1,800,000), less the number of Shares subject to Awards that are granted pursuant to the Company’s 2006 Amended and Restated Omnibus Incentive Plan (the “2006 Plan”) after March 17, 2016. Of the original Share Reserve, the number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. The Share Reserve shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 2006 Plan as of the Effective Date of this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 2006 Plan. If any Shares covered by an Award granted under this Plan, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is forfeited or canceled without the delivery of Shares, then the Shares covered by such Award shall increase the Share Reserve to the extent of any such settlement, forfeiture, termination, expiration or cancellation. Notwithstanding the foregoing, the following Shares underlying any Award under the 2006 Plan or the Plan will not again become available for Awards under the Plan: (1) Shares tendered or withheld in payment of the Exercise Price of an Option, (2) Shares tendered or withheld to satisfy any tax withholding obligation with respect to any Award, (3) Shares repurchased by the Company with proceeds received from the exercise of an Option, and (4) Shares subject to an SAR that are not issued in connection with the Share settlement of that SAR upon its exercise. No further Awards shall be granted under the 2006 Plan following the Effective Date of this Plan. Subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 300,000 Shares.

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4.2 Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired company shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6. Stock Options and Stock Appreciation Rights.

6.1 Grant. Subject to Section 6.6, other applicable provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Exercise Price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Exercise Price, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided,

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however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option or SAR is granted. Except in the case of Substitute Awards, the Exercise Price of an Option or SAR may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the date of grant of such Option or SAR. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Exercise Price thereof, (ii) cancel such Options or SARs in exchange for cash or a grant of either substitute Options or SARs with a lower Exercise Price than the cancelled Award, or any other Award, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the New York Stock Exchange or such other principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s shareholders.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing and except as provided in Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

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(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Exercise Price shall be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of such cash (or cash equivalents) and such Shares, or (iv) at the discretion of the Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Exercise Price, together with any applicable withholding taxes or (B) withholding Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price together with any applicable withholding taxes, subject to Section 15.6. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional

Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.6 Minimum Vesting Period. Except for Substitute Awards, or in connection with the death or disability of the Participant, or in the event of a Change in Control, Option and SAR Awards shall have a Vesting Period of not less than one (1) year from the date of grant; provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 7. Restricted Shares and Restricted Stock Units.

7.1 Grant.

(a) Subject to Section 7.5, other applicable provisions of the Plan and other applicable legal requirements, the Committee shall have sole

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and complete authority to determine the Participants to whom Restricted Shares and Restricted Stock Units shall be granted, the number of Restricted Shares and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Stock Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines or the Award Agreement so provides, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Stock Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Stock Unit Awards.

7.2 Delivery of Shares and Transfer Restrictions.

(a) At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such agent, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the

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restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant or as provided in the applicable Award Agreement, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment (or other service-providing capacity) of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Stock Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Stock Units until the restrictions set forth in the applicable Award Agreement have lapsed. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form). Restricted Stock Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Stock Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.4 Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend equivalent rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend equivalent right shall be paid at such time as provided in the applicable Award Agreement or by the Committee (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalent rights shall be paid on Restricted Stock Units that are not vested unless and only to the extent the underlying Restricted Stock Units vest. Other than pursuant to Section 15.1 (but no transfers for consideration shall be

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permitted), Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of. In addition, except as otherwise determined by the Committee at or after grant or as may otherwise be provided in any Award Agreement (but in any event subject to Section 7.5), all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment (or other service-providing capacity) of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

7.5 Minimum Vesting Period. Except for Substitute Awards, or the death or disability of the Participant, or in the event of a Change in Control, Restricted Share Awards and Restricted Stock Unit Awards (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 8. Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment; provided further, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.5 shall apply to grants of Performance Awards hereunder. No Performance Award shall have a term in excess of ten (10) years.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made, except as otherwise provided pursuant to any applicable Award Agreement at or after grant. Notwithstanding the foregoing, except as otherwise provided in Section 11 hereof, the Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant, but no transfers for consideration shall be permitted.

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Section 9. Other Stock Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided, however, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.5 hereof shall apply to Other Stock-Based Awards. No Other Stock-Based Award shall have a term in excess of ten (10) years.

Section 10. Non-Employee Director Awards

10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Stock Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 The Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the

Committee shall be deemed to be references to the Board.

10.3 Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

Section 11. Provisions Applicable to Covered Officers and Performance Awards.

11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company,

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Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization (EBITDA) or adjusted EBITDA;

(b) operating income or profit;

(c) operating efficiencies;

(d) return on equity, assets, capital, capital employed or investment;

(e) after tax operating income;

(f) net income;

(g) earnings or book value per Share;

(h) cash flow(s), funds from operations and adjusted funds from operations (as described from time to time in the Company’s financial statements);

(i) total sales or revenues or sales or revenues per employee;

(j) production (separate work units or SWUs);

(k) stock price or total shareholder return;

(l) dividends;

(m) debt reduction;

(n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(o) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (viii) any other similar item or event selected by the Committee in its sole discretion; provided, that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4 hereof.

11.3 With respect to any Covered Officer, (i) the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 300,000 Shares and (ii) the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.

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11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5 Unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to a Performance Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Performance Award upon the attainment of the performance criteria established by the Committee.

Section 12. Termination of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change in Control.

Unless otherwise provided in an Award Agreement, a Change in Control shall not affect the vesting or exercisability of, or restrictions applicable to, outstanding Awards.

Section 14. Amendment and Termination.

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement (including the rules and regulations of the New York Stock Exchange) for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Section 6.2 and Section 11.5, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of

2016 NOTICE OF MEETING AND PROXY STATEMENT

any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles subject to any restrictions otherwise set forth in the Plan.

14.4 Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Section 15. General Provisions.

15.1 Limited Transferability of Awards. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2 Dividend Equivalents. No dividend equivalent rights shall be granted with respect to stock options or SARs, but in the sole and complete discretion of the Committee, an Award (other than options or SARs) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments

2016 NOTICE OF MEETING AND PROXY STATEMENT

in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2  1⁄2 month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the Company’s or the

2016 NOTICE OF MEETING AND PROXY STATEMENT

Affiliates’ or Subsidiaries’ incurring an adverse accounting charge and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Stock Units, Other

Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the

2016 NOTICE OF MEETING AND PROXY STATEMENT

remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term of the Plan.

16.1 Effective Date. The Plan shall be effective as of May 4, 2016 (the “Effective Date”), provided it has been approved by the Company’s shareholders.

16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

RYMAN HOSPITALITY PROPERTIES, INC.

ONE GAYLORD DRIVE

NASHVILLE, TN 37214

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2016 (for shares in the Company’s 401(k) Savings Plan, the voting deadline is 11:59 P.M. Eastern Time on May 3, 2016). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2016 (for shares in the Company’s 401(k) Savings Plan, the voting deadline is 11:59 P.M. Eastern Time on May 3, 2016). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02698-P72095                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYMAN HOSPITALITY PROPERTIES, INC. The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Michael J. Bender	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain
	1b. Rachna Bhasin	☐	☐	☐	2.	To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐
	1c. William F. Hagerty, IV	☐	☐	☐	3.	To approve the 2016 Omnibus Incentive Plan.	☐	☐	☐
	1d. Ellen Levine	☐	☐	☐	4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016.	☐	☐	☐
	1e. Patrick Q. Moore	☐	☐	☐
	1f. Robert S. Prather, Jr.	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1g. Colin V. Reed	☐	☐	☐
	1h. Michael D. Rose	☐	☐	☐
	1i. Michael I. Roth	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E02699-P72095

RYMAN HOSPITALITY PROPERTIES, INC.

Annual Meeting of Stockholders

May 5, 2016 10:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Colin V. Reed, Michael I. Roth and Scott J. Lynn, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RYMAN HOSPITALITY PROPERTIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central Time on May 5, 2016, at the Gaylord Opryland Resort and Convention Center, 2800 Opryland Drive, Nashville, TN 37214, and any adjournment or postponement thereof. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also provides voting instructions for shares held by Lincoln Financial Group, the Trustee for the Company’s 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received. This card should be voted by 11:59 p.m. Eastern Time on May 3, 2016, for the Trustee to vote the plan shares.

Continued and to be signed on reverse side